PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         LOUISIANA-PACIFIC CORPORATION,
                             A DELAWARE CORPORATION,

                                LPS CORPORATION,
                             AN OREGON CORPORATION,

                                L-P REDWOOD, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                         LOUISIANA-PACIFIC SAMOA, INC.,
                             AN OREGON CORPORATION,

                                       AND

                             SIMPSON TIMBER COMPANY,
                            A WASHINGTON CORPORATION,

                                       AND

                           SIMPSON INVESTMENT COMPANY,
                            A WASHINGTON CORPORATION

                             DATED AS OF MAY 1, 1998

                                PURCHASE AGREEMENT

                                TABLE OF CONTENTS
SECTION:                                                                  PAGE:
                   RECITALS....................................................1
Article I          DEFINITIONS.................................................2
        1.1    Certain Defined Terms...........................................2
        1.2    Other Defined Terms.............................................6
Article II         PURCHASE AND SALE OF ASSETS.................................6
        2.1    Sale of Certain Assets by Redwood, LLC..........................6
        2.2    Sale of Certain Other Assets....................................7
        2.3    Lease...........................................................7
        2.4    No Assignment in Certain Circumstances..........................7
        2.5    Assumed Liabilities.............................................7
        2.6    Retained Liabilities............................................9
        2.7    Purchase Price and Payment; Deposit.............................9
        2.8    Note Arrangement #1............................................10
        2.9    Note Arrangement #2............................................10
        2.10   Liquidated Damages.............................................11
        2.11   Cash...........................................................12
        2.12   Disclaimer.....................................................12
Article III        CLOSING....................................................12
        3.1    Closing........................................................12
        3.2    Louisiana-Pacific Obligations at Closi.ng......................12
        3.3    Buyer Obligations at Closing...................................14
Article IV         REPRESENTATIONS AND WARRANTIES OF
                   LOUISIANA-PACIFIC..........................................14
        4.1    Organization...................................................14
        4.2    Authorization and Enforceability...............................15
        4.3    Consents and Approvals.........................................15
        4.4    Non-Contravention..............................................16
        4.5    Financial Statements...........................................16
        4.6    Absence of Certain Changes.....................................16
        4.7    Title to the Personal Property.................................17
        4.8    Real Property..................................................18
        4.9    Intellectual Property..........................................19
        4.10   Litigation.....................................................19
        4.11   Employee Benefit Matters.......................................19
        4.12   Taxes..........................................................20
        4.13   Contracts and Commitments......................................20
        4.14   Non-Environmental Permits and Other Operating Rights...........20
        4.15   Labor Matters..................................................21
        4.16   No Brokers.....................................................21
        4.17   Acquisition for Investment.....................................21
Article V          REPRESENTATIONS AND WARRANTIES OF BUYER....................21
        5.1    Organization...................................................21
        5.2    Authorization and Enforceability...............................21
        5.3    Consents and Approvals.........................................22
        5.4    Non-Contravention..............................................22

                                PURCHASE AGREEMENT
                                TABLE OF CONTENTS
                                   (CONTINUED)
SECTION:                                                                  PAGE:
        5.5    Ability........................................................22
        5.6    No Brokers.....................................................22
        5.7    Financial Statements...........................................22
        5.8    Acquisition for Own Account....................................23
        5.9    Highly Confident Letter........................................23
Article VI         CERTAIN COVENANTS..........................................23
        6.1    Access to Information..........................................23
        6.2    Conduct of Business Pending Closing............................24
        6.3    Authorizations.................................................25
        6.4    Books and Records..............................................26
        6.5    Louisiana-Pacific Marks........................................27
        6.6    Title Insurance................................................27
        6.7    Acknowledgements by Buyer......................................28
        6.8    Public Announcements...........................................29
        6.9    Disclosure of Confidential Information.........................29
        6.10   Right to Update Disclosure Schedule............................29
        6.11   Assignment of Insurance Proceeds...............................30
        6.12   Joint and Several Obligations..................................30
        6.13   No Shop........................................................30
Article VII        CONDITIONS TO THE OBLIGATIONS OF BUYER.....................30
        7.1    Accuracy of Representations and Warranties.....................30
        7.2    Performance....................................................30
        7.3    Termination of HSR Act Waiting Period..........................31
        7.4    Absence of Governmental Orders.................................31
        7.5    Timber Casualty................................................31
        7.6    Legal Opinion..................................................31
        7.7    Joint Conditions...............................................31
        7.8    Note...........................................................31
        7.9    Title..........................................................31
Article VIII       CONDITIONS TO THE OBLIGATIONS OF LOUISIANA-PACIFIC.........32
        8.1    Accuracy of Representations and Warranties.....................32
        8.2    Performance....................................................32
        8.3    Termination of HSR Act Waiting Period..........................32
        8.4    Absence of Governmental Orders.................................32
        8.5    Legal Opinion..................................................32
        8.6    Joint Conditions...............................................32
        8.7    Note...........................................................32
        8.8    Indemnity Obligation...........................................32
        8.9    Installment Sale Treatment.....................................32
Article IX         INDEMNIFICATION............................................33
        9.1    Survival of Representations and Warranties.....................33
        9.2    Indemnification by Louisiana-Pacific...........................33
        9.3    Indemnification by Buyer.......................................33
        9.4    General Indemnification Provisions.............................34
        9.5    Limitations on Indemnification.................................35

                                PURCHASE AGREEMENT
                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION:                                                                   PAGE:

        9.6    Waiver and Release.............................................36
Article X          TAX MATTERS................................................36
        10.1   Allocation of Purchase Price...................................36
        10.2   Certain Taxes..................................................36
        10.3   Buyer's Cooperation in a Section 1031 Exchange.................37
Article XI         EMPLOYEES AND EMPLOYEE BENEFIT PLANS.......................37
        11.1   Employment.....................................................37
        11.2   Severance Reimbursement........................................38
        11.3   Service Recognition............................................38
        11.4   Accrued and Unused Vacation....................................39
        11.5   Cross-Indemnity for Certain Workers' Compensation Claims.......39
        11.6   Vesting in Louisiana-Pacific's ESOT............................39
        11.7   WARN Act.......................................................40
        11.8   Employee Transition Administration.............................40
Article XII        TERMINATION................................................40
        12.1   Termination....................................................40
        12.2   Written Notice.................................................41
        12.3   Effect of Termination..........................................41
        12.4   Cure Right.....................................................41
Article XIII       GENERAL PROVISIONS.........................................41
        13.1   Expenses, Taxes, Etc...........................................41
        13.2   Notices........................................................42
        13.3   Disclosure Schedule............................................43
        13.4   Interpretation.................................................43
        13.5   Severability...................................................44
        13.6   Assignment.....................................................44
        13.7   No Third-Party Beneficiaries...................................44
        13.8   Amendment......................................................44
        13.9   No Other Remedies..............................................44
        13.10  Further Assurances.............................................45
        13.11  Mutual Drafting................................................45
        13.12  Governing Law..................................................45
        13.13  Jurisdiction; Waiver of Jury Trial.............................45
        13.14  Interest.......................................................46
        13.15  Counterparts...................................................46
        13.16  Entire Agreement...............................................46

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


                                PURCHASE AGREEMENT

                        INDEX TO EXHIBITS, SCHEDULES AND
                               DISCLOSURE SCHEDULE *

EXHIBITS:                                                           DESCRIPTION:
EXHIBIT 1.1-1....................................Form of Environmental Agreement
EXHIBIT 1.1-2......................................................Form of Lease
EXHIBIT 1.1-3..................................Form of Shared Services Agreement
EXHIBIT 1.1-4..........................................Form of Supply Agreements
EXHIBIT 1.1-5...................................Form of Tax Make Whole Agreement
EXHIBIT 2.8...........................................................Term Sheet
EXHIBIT 2.9.................................Form of Note for Note Arrangement #2
EXHIBIT 3.2(c).......................Form of Assignment and Assumption Agreement
EXHIBIT 3.2(d)........................Form of Assignment and Assumption of Lease
EXHIBIT 3.3(g)............................Form of Business Employee Offer Letter
EXHIBIT 6.1(b)..........................................Form of Access Agreement
EXHIBIT 7.6..............................Form of Louisiana-Pacific Legal Opinion
EXHIBIT 8.5..........................................Form of Buyer Legal Opinion


SCHEDULES:
1.1....................................................................Contracts
2.5...............................................Additional Assumed Liabilities
2.7(d)..............................................Adjustment to Purchase Price
10.1................................................Allocation of Purchase Price
13.4(b)-1..........................................Louisiana-Pacific's Knowledge
13.4(b)-2......................................................Buyer's Knowledge

DISCLOSURE SCHEDULE:
SECTION 4.3...............................................Consents and Approvals
SECTION 4.5.................................................Financial Statements
SECTION 4.6...........................................Absence of Certain Changes
SECTION 4.7(a)(i)........................................Samoa Personal Property
SECTION 4.7(a)(ii)..................................Non-Timber Personal Property
SECTION 4.7(a)(iii).....................................Timber Personal Property
SECTION 4.8(a)...............................................Samoa Real Property
SECTION 4.8(b)..........................................Non-Timber Real Property
SECTION 4.8(c)..............................................Timber Real Property
SECTION 4.8(g).....................................Leases of Owned Real Property
SECTION 4.8(h)................................................Map of Timberlands
SECTION 4.10..........................................................Litigation
SECTION 4.11..............................................Employee Benefit Plans
SECTION 4.12...............................................................Taxes
SECTION 4.13...........................................Contracts and Commitments
SECTION 4.14................Non-Environmental Permits and Other Operating Rights
SECTION 4.15.......................................................Labor Matters

         * The Exhibits and Schedules to the Purchase Agreement have been omitted pursuant to Item 601(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

                                PURCHASE AGREEMENT

                         TERMS NOT DEFINED IN SECTION 1.1

DEFINED TERM:                                                           SECTION:

"Adjusted Working Capital"........................Section (i) of Schedule 2.7(d)
"Adjustment Schedule"............................Section (ii) of Schedule 2.7(d)
"Affiliate Payables".............................Section (vi) of Schedule 2.7(d)
"Affiliate Receivables"..........................Section (vi) of Schedule 2.7(d)
"Antitrust Authorities" ..................................................6.3(d)
"Apportioned Obligations"................................................10.2(a)
"Assumed Liabilities"........................................................2.5
"Assignment and Assumption Agreement".....................................3.2(d)
"Assignment and Assumption of Lease"......................................3.2(c)
"Approval"...................................................................2.4
"Balance Sheet Assets".......................................................2.2
"Benefit Continuation"......................................................11.2
"Business Employee"......................................................4.11(a)
"Buyer".................................................................Recitals
"Buyer Financial Statements".................................................5.7
"Buyer Indemnified Parties"..................................................9.2
"Buyer Loss".................................................................9.2
"Cash Amount".............................................................2.7(b)
"Closing"....................................................................3.1
"Closing Cash Payment"....................................................2.7(b)
"Closing Date"...............................................................3.1
"Commitments"...............................................................4.13
"Credit Enhancement Arrangement"..........................................2.9(b)
"Deadline Date"..........................................................12.1(b)
"Deductible"..............................................................9.5(a)
"Deposit".................................................................2.7(a)
"Designated Employees"......................................................11.1
"Employee Benefit Plan"...................................................4.1(a)
"Financial Statements".......................................................4.5
"Formula Percentage"........................................................11.5
"Hired Employees"...........................................................11.1
"Indemnitee"..............................................................9.4(a)
"Indemnitor"..............................................................9.4(a)
"Leased Real Property"....................................................4.8(f)
"Losses"..................................................................9.4(a)
"Louisiana-Pacific".....................................................Recitals
"Louisiana-Pacific Indemnified Parties"......................................9.3
"Louisiana-Pacific Loss".....................................................9.3
"Louisiana-Pacific Marks"....................................................6.5
"Louisiana-Pacific Service..................................................11.3
"LPS Corporation".......................................................Recitals

                               PURCHASE AGREEMENT
                               OTHER DEFINED TERMS
                                  (CONTINUED)
DEFINED TERM:                                                           SECTION:
"Non-Timber Leased Real Property".........................................4.8(b)
"Non-Timber Owned Real Property"..........................................4.8(b)
"Non-Timber Personal Property".......................................4.7(a)(iii)
"Non-Timber Real Property"................................................4.8(b)
"Note Assets".............................................................2.7(c)
"Note Arrangement #1"........................................................2.8
"Note Arrangement #2"........................................................2.9
"Owned Real Property".....................................................4.8(e)
"Permits"...................................................................4.14
"Purchase Price"..........................................................2.7(c)
"Purchased Assets............................................................2.1
"Redwood Leased Real Property"............................................4.8(d)
"Redwood Owned Real Property".............................................4.8(d)
"Redwood Personal Property"..........................................4.7(a)(iii)
"Redwood, LLC"..........................................................Recitals
"Retained Liabilities".......................................................2.6
"Samoa Leased Real Property"..............................................4.8(a)
"Samoa Owned Real Property"...............................................4.8(a)
"Samoa Personal Property"..............................................4.7(a)(i)
"Samoa Real Property".....................................................4.8(a)
"Samoa, Inc."...........................................................Recitals
"Sansome"...............................................................Recitals
"Sansome Purchase Agreement"............................................Recitals
"Settlement Date"...............................Section (iii) of Schedule 2.7(d)
"Simpson Investment"....................................................Recitals
"Subsidiaries"..........................................................Recitals
"Term Sheet"..............................................................2.8(a)
"Third Party Claims"......................................................9.4(b)
"Timber Leased Real Property".............................................4.8(c)
"Timber Owned Real Property"..............................................4.8(c)
"Timber Personal Property"...........................................4.7(a)(iii)
"Timber Real Property"....................................................4.8(c)
"Title Commitments"..........................................................6.6
"Title Company"..............................................................6.6
"WARN Act"..................................................................11.7
"Workers' Compensation Claims"..............................................11.5

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT, dated as of May 1, 1998, by and among Louisiana-Pacific Corporation, a Delaware corporation ("Louisiana-Pacific"), LPS Corporation, an Oregon corporation and wholly-owned subsidiary of Louisiana-Pacific ("LPS Corporation"), L-P Redwood, LLC, a Delaware limited liability company and wholly-owned subsidiary of LPS Corporation ("Redwood, LLC"), Louisiana-Pacific Samoa, Inc., an Oregon corporation ("Samoa, Inc." and together with Redwood, LLC, the "Subsidiaries"), and Simpson Timber Company, a Washington corporation ("Buyer") and Simpson Investment Company, a Washington corporation ("Simpson Investment").

                                    RECITALS

         A. Louisiana-Pacific owns and operates (i) certain facilities located in Samoa, California, through Samoa, Inc. and (ii) a timber harvesting and milling business located in Humboldt and Trinity counties in California, in part through Redwood, LLC.

         B. Louisiana-Pacific and LPS Corporation desire to cause Redwood, LLC to sell and assign to Buyer, and Buyer desires to purchase and assume from Redwood, LLC, certain of the assets and liabilities of Redwood, LLC, as provided in this Agreement.

         C. Louisiana-Pacific and LPS Corporation desire to cause Samoa, Inc. to lease to Buyer, and Buyer desires to lease from Samoa, Inc., certain real property and facilities located in Samoa, California owned by Samoa, Inc., all as more specifically described in the Lease.

         D. Louisiana-Pacific desires to sell to Buyer, and Buyer desires to purchase from Louisiana-Pacific certain assets from Louisiana-Pacific, as provided in this Agreement.

         E. Louisiana-Pacific, LPS Corporation and Samoa, Inc. desire to assign to Buyer, and Buyer desires to assume from Louisiana-Pacific, LPS Corporation and Samoa, Inc. certain liabilities of Louisiana-Pacific, LPS Corporation and Samoa, Inc., as provided in this Agreement.

         F.  Concurrently  with the Closing  hereunder,  Louisiana-Pacific,  LPS
Corporation and Redwood, LLC desire to sell certain assets and assign certain liabilities to Sansome Forest Partners, L.P., a Delaware limited partnership ("Sansome"), pursuant to a Purchase Agreement, dated the date hereof, among Louisiana-Pacific, LPS Corporation, Redwood, LLC and Sansome (the "Sansome Purchase Agreement").

         In consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Action"  means  any  claim,   action,   suit,  audit,   assessment  or
arbitration, or any proceeding, in each case by or before any Governmental Authority.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" means this PURCHASE AGREEMENT, including all schedules and exhibits hereto and the Disclosure Schedule, as such agreement may be further amended from time to time as herein provided.

         "Agreement Date" means the date hereof.

         "Allowed Pre-Signing Changes" means changes relating to the Business or to the Humboldt-Trinity-Samoa Assets individually or collectively that occur between the date of the Balance Sheet and the Agreement Date and which do not result in the inaccuracy in any material respect of the representations and warranties in Section 4.6.

         "Allowed Pre-Closing Changes" means any changes relating to the Business or to the Humboldt-Trinity-Samoa Assets individually or collectively that occur between the Agreement Date and the Closing Date that do not result in a breach or violation in any material respect of Section 6.2.

         "Ancillary Agreements" means the Environmental Agreement, the Lease, the Note, the Shared Services Agreement, the Supply Agreements, and the Tax Make Whole Agreement.

         "Balance Sheet" means the unaudited balance sheet for the Business as at March 7, 1998 set forth in Disclosure Schedule Section 4.5.

         "Books and Records" means all of the following to the extent pertaining to the conduct of the Business: books, records, manuals and other materials, accounting books and records, general ledger, files, computer tapes, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, data and laboratory books, patent disclosures, media materials and plates, sales order files and litigation files related to litigation that Buyer is assuming hereunder; provided however, that any of the foregoing that relate to other businesses of Louisiana-Pacific or its Affiliates, shall not be deemed to be covered by the definition of "Books and Records" but copies of the portions thereof that relate to the Business shall be made available to Buyer.

         "Business" means, collectively, the businesses conducted by Louisiana-Pacific through the Subsidiaries prior to the Closing Date to the extent related to the Humboldt-Trinity-Samoa Assets subject to Allowed Pre-Closing Changes.

         "Bylaws" means a company's bylaws, code of regulations or equivalent document.

         "Charter"  means a  company's  articles  of  association,  articles  of
incorporation,   certificate  of  incorporation  or  equivalent   organizational
documents.

         "Code" means the Internal Revenue Code of 1986 and any successor statute thereto, as amended.

         "Confidentiality Agreement" means the letter agreement, dated November 26, 1997, between Louisiana-Pacific and Buyer.

         "Contracts" means all contracts, agreements and commitments described on Schedule 1.1.

         "Disclosure Schedule" means the Disclosure Schedule with respect to this Agreement and the Environmental Agreement, dated as of the date hereof, delivered to Buyer by Louisiana-Pacific and forming a part of this Agreement and the Environmental Agreement.

         "Encumbrance" means any interest (including any security interest), pledge, mortgage, lien, charge, adverse claim or other right of third Persons.

         "Environmental Agreement" means the Environmental Agreement, in the form attached as Exhibit 1.1-1.

         "Environmental Laws" means all federal, state and local laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees, and any judicial interpretations thereof, relating to pollution or protection of the environment and natural resources, including the Endangered Species Act (as defined in the Environmental Agreement) and those relating to emissions, discharges, Releases or threatened Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Material. As used herein, Environmental Laws means only those Environmental Laws as amended and in effect on the Agreement Date.

         "Environmental Permits" means all permits, approvals, agreements with Governmental Authorities, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Governmental Authority" means any federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

         "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Material" means any substance, pollutant, material or waste which is regulated under any Environmental Law, including any such materials regulated as hazardous or toxic substances or material, and asbestos, petroleum and any fraction or product of crude oil or petroleum.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C. Section 18A, and the regulations promulgated thereunder.

         "Humboldt-Trinity-Samoa Assets" means the Real Property, the Samoa Personal Property, the Redwood Personal Property, the Contracts and the Permits, but excluding the assets and properties designated as "excluded" on Disclosure Schedule Section 4.8(h).

         "IRS" means the U.S. Internal Revenue Service.

         "Lease" means the Lease, in the form attached as Exhibit 1.1-2.

         "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or indeterminable.

         "Material Adverse Effect" means any event(s) with respect to, change(s) in, effect(s) on, or state of facts affecting, the Purchased Assets arising or existing on or prior to the Closing Date that, individually or in the aggregate, would have an adverse effect (based on the Business as it was conducted by Louisiana-Pacific and its Affiliates prior to the Closing Date) (i) on the net income of the Business equal to $500,000 per year, which effect is reasonably likely to continue on an annual basis for at least five years after the Closing Date, or (ii) on the net assets of the Business equal to $10,000,000 or more. For purposes of the conditions to Closing set forth in Sections 7.1, 7.2, 8.1 and 8.2, and the Officer's Certificates delivered pursuant to subsections 3.2(f) and 3.3(f) 0, the determination of whether a breach of a representation and warranty or covenant of this Agreement shall be deemed to give rise to a Material Adverse Effect, shall be determined on a cumulative basis by adding the effect of the breach of any such representation and warranty or covenant to the effect of all other breaches of representations and warranties and covenants of this Agreement for each of the applicable period or periods to which each of such representations, warranties or covenants relate, in all cases before applying the limitations set forth in the preceding sentence, and then determining whether, for any of the applicable periods, such aggregate sum exceeds the threshold set forth in the preceding sentence.

For purposes of this definition of Material Adverse Effect, the effect of any matter as to any past period shall be determined based on its actual effect, and its effect as to any future period shall be determined based on the effect that such matter is reasonably likely to have.

         "Note" means the promissory note or notes to be delivered pursuant to, at Louisiana-Pacific's election, Section 2.8 or 2.9.

         "Permitted Liens" means any (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business and which in the aggregate are not substantial in amount, and do not interfere with the present use of the assets of the Business; (b) liens for current Taxes and assessments, both general and special, and other governmental charges not yet due and payable as of the Closing; (c) usual and customary non-monetary real property Encumbrances; (d) liens securing those Liabilities relating to the Business that are to become the responsibility of Buyer or any subsidiary or Affiliate thereof as of the Closing in accordance with the terms of this Agreement; (e) all land use restrictions (including environmental, endangered species and wetlands), building and zoning codes and ordinances, and other laws, ordinances, regulations, rules, orders, licenses or determinations of any Governmental Authority, now or hereafter enacted, made or issued by any such Governmental Authority affecting the Real Property; (f) all easements (including conservation easements and public trust easements), rights-of-way, road use agreements, covenants, conditions, restrictions, reservations, licenses, agreements and other matters of record; (g) all encroachments, overlaps, overhangs, unrecorded easements, variations in area or measurement, rights of parties in possession, lack of access or any other matters not of record which would be disclosed by an accurate survey or physical inspection of the Real Property; (h) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines and facilities of any nature on, over or under the Real Property, and all licenses, easements, rights-of-way and other agreements relating thereto; (i) all existing public and private roads and streets (whether dedicated or undedicated) including all rights of the public to use such roads and streets, and all railroad lines and rights-of-way affecting the Real Property; (j) prior reservations or conveyances of mineral rights or mineral leases of every kind and character; (k) water rights (whether asserted by any Governmental Authority or private party); (l) other imperfections of title, easements and encumbrances, if any; and (m) with respect to any asset of the Business that consists of a leasehold or other possessory interest in real property, all Encumbrances, covenants, imperfections in title, easements, restrictions and other title matters (whether or not the same are recorded) to which the underlying fee estate in such real property is subject which were not created or incurred by Louisiana-Pacific, LPS Corporation or the Subsidiaries; all of which clauses (a) through (m) do not materially interfere with the operation of that portion of the Business currently conducted by Louisiana-Pacific or its Affiliates on such property.

         "Person" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

         "Privileged Documents" means all documents (and compilations of documents completed by, for or on behalf of counsel) that are subject to any legal privilege, including the attorney-client privilege or the attorney work product protection, which relate to any Action involving Louisiana-Pacific or its Affiliates or other Liability for which Louisiana-Pacific or its Affiliates may be responsible.

         "Real Property" means collectively, the real property, fee or leasehold, together with all improvements, fixtures and easements appurtenant thereto, set forth on Disclosure Schedule Sections 4.8(a)-1, 4.8(a)-2, 4.8(b)-1, 4.8(b)-2, 4.8(c)-1 and 4.8(c)-2.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material).

         "Samoa Leased Assets" means the assets leased to Buyer pursuant to the Lease.

         "Shared Services Agreement" means the Shared Services, Facilities, Access and Use Agreement, in the form attached as Exhibit 1.1-3.

         "Supply Agreements" means the Supply Agreements, in the form attached hereto as Exhibit 1.1-4.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises as a transferee or successor-in-interest, including Liability therefor as a transferee or successor-in-interest.

         "Tax Make Whole Agreement" means the Tax Make Whole Agreement, in the form attached as Exhibit 1.1-5, to be executed and delivered by Buyer at the Closing solely in connection with Note Arrangement #1.

         "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof.

         1.2 OTHER DEFINED TERMS. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings. A table of such terms appears after the table of contents.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.1 SALE OF CERTAIN ASSETS BY REDWOOD, LLC. Subject to the terms and conditions herein set forth and in consideration of the payment of the Purchase Price, at the Closing Louisiana-Pacific and LPS Corporation shall cause Redwood, LLC to sell, assign, transfer and deliver to Buyer, and Simpson Investment shall cause Buyer to, and Buyer shall, purchase from Redwood, LLC, all of Redwood, LLC's right, title and interest, existing as of the Closing, in and to the Humboldt-Trinity-Samoa Assets subject only to Allowed Pre-Signing Changes and Allowed Pre-Closing Changes, but excluding the Mendocino-Sonoma-Riverside Assets (as defined in the Sansome Purchase Agreement) (together with the Balance Sheet Assets defined below, the "Purchased Assets").

         2.2 SALE OF CERTAIN OTHER ASSETS. Suybject to the terms and conditions herein set forth and in consideration of the payment of the Purchase Price, at the Closing, Louisiana-Pacific and the Subsidiaries shall sell, assign, transfer and deliver to Buyer, and Simpson Investment shall cause Buyer to, and Buyer shall, accept and acquire from Louisiana-Pacific and the Subsidiaries, all of the current assets of the Business as reflected on the Balance Sheet (other than cash or cash equivalents), subject only to Allowed Pre-Signing Changes and Allowed Pre-Closing Changes (the "Balance Sheet Assets").

         2.3 LEASE. Concurrently with the Closing, Louisiana-Pacific shall cause Samoa, Inc. to, and Samoa, Inc. shall, enter, and Simpson Investment shall cause Buyer to, and Buyer shall, enter into the Lease.

         2.4 NO ASSIGNMENT IN CERTAIN CIRCUMSTANCES. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver any interest in any instrument, commitment, contract, lease, license, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom to the extent that such a transfer or an attempt to make such a transfer without the authorization, approval, consent or waiver (collectively, "Approval") of a third Person would constitute a breach or violation thereof, or affect adversely the rights of Buyer, Louisiana-Pacific or the Subsidiaries thereunder, or constitute a Material Adverse Effect; and any such transfer to Buyer that requires the Approval of a third Person shall be made subject to such Approval being obtained. Louisiana-Pacific shall use its commercially reasonable efforts to obtain any such Approval prior to the Closing Date, and Buyer shall cooperate therewith. In the event that any such Approval is not obtained on or prior to the Closing Date, Louisiana-Pacific shall, for a period of six months thereafter, continue to use its commercially reasonable efforts to obtain any such Approval and cooperate with Buyer in any reasonable and lawful arrangement to provide that Buyer or Buyer's designee shall receive all of Louisiana-Pacific's right, title and interest in any Contract with respect to which such Approval is required, including performance by Louisiana-Pacific, as agent; provided, however, that Louisiana-Pacific shall not be obligated to commence or prosecute any Action or pay any amount to any third Person other than any consent or assignment fees expressly set forth in the Contracts, which shall be paid by Louisiana-Pacific.

         2.5 ASSUMED LIABILITIES. Except as provided in Section 2.6, at the Closing, Simpson Investment shall cause Buyer to, and Buyer shall, assume and agree to thereafter perform when due and discharge, without any recourse to Louisiana-Pacific, LPS Corporation, Redwood, LLC, Samoa, Inc. or any of their Affiliates, the following liabilities and obligations of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc., as applicable (the "Assumed Liabilities"):

               (a) Accounts Payable. Any Liability for those accounts payable of
                  -----------------
Louisiana-Pacific or the Subsidiaries arising out of the operation of the Business to the extent (i) reflected on the Balance Sheet or (ii) arising from Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, all of which Liabilities will be reflected in the adjustment to the Purchase Price as set forth in subsection 2.7(d).

         (b)  Contract Advances.  Any  Liability  or  credit  owing  from
              -----------------
Louisiana-Pacific or the Subsidiaries for deposits, prepayments or advances paid to Louisiana-Pacific or the Subsidiaries with respect to the Contracts to the extent (i) reflected on the Balance Sheet or (ii) arising from Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, all of which Liabilities will be reflected in the adjustment to the Purchase Price as set forth in subsection 2.7(d).

         (c) Other   Balance Sheet Liabilities.  In addition to the   foregoing,
             ---------------------------------
any other Liabilities ofLouisiana-Pacific or the Subsidiaries arising out of the operation of the Business to the extent (i) reflected on the Balance Sheet or
(ii) arising from Allowed Pre-Signing Changes or Allowed Pre-Closing Changes, all of which Liabilities will be reflected in the adjustment to the Purchase Price as set forth in subsection 2.7(d); provided, however, that Buyer shall not assume any long-term liabilities set forth on the Balance Sheet or other long-term liabilities that would otherwise be included in a balance sheet for matters occurring after the date of the Balance Sheet and before the Closing Date.

         (d) Contract  Obligations.  Any  Liability for  obligations  that first
             ---------------------
become due to be performed on or after the Closing Date under the Contracts and any additional contracts, agreements or commitments entered into by Louisiana-Pacific or the Subsidiaries to the extent entry into such additional contracts, agreements or commitments is permitted as an Allowed Pre-Closing Change but only to the extent that any required Approval for assignment and assumption of such Contracts or additional contracts has been obtained, or to the extent Buyer is otherwise receiving the economic benefits under such Contracts or additional contracts.

         (e) Product Liability.  Any  Liability  for bodily  injury or property
             -----------------
damage arising from occurrences on or after theClosing as a result of any alleged or actual defects in products of the Business designed, manufactured or assembled by or on behalf of Louisiana-Pacific or the Subsidiaries other than such Liability relating to a product shipped or sold or service rendered by Louisiana-Pacific, the Subsidiaries or their Affiliates prior to the Closing.

         (f) Litigation Matters.  Any Liability arising with respect to matters
             -------------------
disclosed to Buyer in Disclosure Schedule Section 4.10 for the Purchase Agreement delivered to Buyer on the Agreement Date, as well as those Liabilities arising with respect to matters arising after the Agreement Date and disclosed to Buyer on a supplement to Disclosure Schedule Section 4.10 delivered to Buyer on or prior to the Closing Date pursuant to Section 6.10, to the extent the amount or value in controversy with respect to such new matters shall not be reasonably likely to exceed $75,000 individually or $500,000 in the aggregate.

         (g)  Schedule of Additional Assumed Liabilities.  Any  additional
              -------------------------------------------
Liabilities of  Louisiana-Pacific or the Subsidiaries to the extent set forth on
Schedule 2.5, including the reforestation and other obligations described therein.

         2.6 RETAINED LIABILITIES. All liabilities and obligations of Louisiana-Pacific, LPS Corporation and the Subsidiaries other than those specifically set forth in Section 2.5 (the "Retained Liabilities") shall remain the responsibility of Louisiana-Pacific, except as provided in the Environmental Agreement, and shall not be assumed by Buyer pursuant to this Agreement. The Retained Liabilities shall not include the specific liabilities set forth in
Section 2.5 but shall otherwise include, except as otherwise provided in this Agreement, any Liability (including liabilities for taxes, penalties, excise taxes, claims incurred and benefits accrued, to any Person, including the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, any employee, plan participant or beneficiary) with respect to any "employee benefit plan" maintained, administered or contributed to by Louisiana-Pacific or any trade or business (whether or not incorporated) that is a member of a "controlled group" of which Louisiana-Pacific is a member or under "common control" with Louisiana-Pacific (within the meaning of Section 414(b) and (c) of the Code), but excluding any Liability for which Buyer is, or would become, liable in the absence of the transaction contemplated hereby. As used in this subsection, the term "employee benefit plan" means "employee benefit plan" as defined in Section 3(3) of ERISA, including any multiemployer plan as defined in Section 3(37) of ERISA and any bonus, deferred compensation, performance compensation, stock purchase, stock option, stock appreciation, salary continuation, sick leave, holiday pay, fringe benefit, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, whether or not disclosed under Disclosure Schedule Section 4.11.

         2.7     PURCHASE PRICE AND PAYMENT; DEPOSIT

         (a) On or before the Agreement Date, Simpson Investment shall cause Buyer to, and Buyer shall, have paid to Redwood, LLC in cash, 3% of the Purchase Price ($11,280,000) (the "Deposit"). If Buyer terminates this Agreement pursuant to subsections 12.1(a), 12.1(b) or 12.1(c), if Louisiana-Pacific terminates this Agreement pursuant to subsection 12.1(a) or 12.1(b) Louisiana-Pacific shall cause Redwood, LLC to, and Redwood, LLC shall, promptly return the Deposit to Buyer. At Closing, the Deposit shall be applied as a credit against the Purchase Price as set forth in subsection 27.(b).

         (b) Subject to the terms and conditions herein set forth, and in consideration of the entry into the Lease and the sale, assignment, transfer and delivery to Buyer of the Purchased Assets not otherwise referred to in subsection 2.7(c), Simpson Investment shall cause Buyer to, and Buyer shall, pay to Redwood, LLC in cash, at the Closing, SIXTEEN MILLION THREE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($16,325,000) (the "Cash Amount"), less the amount of the Deposit, for a total cash payment at Closing of FIVE MILLION FORTY FIVE THOUSAND DOLLARS AND NO CENTS ($5,045,000) (the "Closing Cash Payment").

         (c) Subject to the terms and conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer of the Timber Personal Property and the Timber Real Property, plus any similar assets acquired by Redwood, LLC after the Agreement Date, less any similar assets disposed of by Redwood, LLC after such date, in each case to the extent such subsequent acquisition or disposition is permitted as an Allowed Pre-Closing Change (collectively, the "Note Assets"), Simpson Investment shall cause Buyer to, and Buyer shall, deliver to Redwood, LLC at Closing, the Note pursuant to
Section 2.8 or 2.9 with a principal
amount of THREE HUNDRED FIFTY NINE MILLION SIX HUNDRED SEVENTY FIVE DOLLARS AND NO CENTS ($359,675,000). The Cash Amount, together with the principal amount of the Note (as such aggregate amount may be adjusted in accordance with subsection 2.7(d)), are referred to herein as the "Purchase Price."

         (d) To take into account various changes in working capital from the Agreement Date to the Closing Date, the Purchase Price shall be subject to adjustment after the Closing as set forth in Schedule 2.7(d).

         (e) Under no circumstances shall Buyer withhold payment under the Note or offset or adjust the principal, premium, if any, or interest payments under the Note whether by reason of Buyer's assertion of claims for amounts owing to Buyer from Redwood, LLC, Louisiana-Pacific, LPS Corporation or Samoa, Inc. as a result of any breach of representations and warranties or covenants hereunder or their indemnification obligations hereunder, or otherwise.

         (f) Until Buyer has paid or incurred the obligation for payment of a placement fee for a Note Arrangement and thereafter subject to reimbursement of Buyer for such amount paid or incurred as a placement fee for a Note Arrangement, Redwood, LLC may elect for the Purchase Price to be paid in all cash, in which case, notwithstanding Sections 3.1 or 12.1(b), Buyer may delay the Closing for up to 45 days after its receipt of written notice from Redwood, LLC of such cash election.

         2.8     NOTE ARRANGEMENT #1.

         (a) Exhibit 2.8 sets forth a term sheet (the "Term Sheet") containing the general terms and conditions for the issuance of promissory notes for the Note Assets by Buyer and related transactions ("Note Arrangement #1"). Buyer and Simpson Investment shall take all steps reasonably necessary in order to effectuate Note Arrangement #1 if elected by Louisiana-Pacific.

         (b) Without limiting the generality of the foregoing, the parties agree to work together in good faith to prepare final form promissory notes, guarantees, note agreements and other documents in form reasonably satisfactory to Louisiana-Pacific and Buyer, within 45 days hereof. Louisiana-Pacific and Buyer acknowledge that this may require changes to those matters set forth in the Term Sheet.

         (c) All of Buyer's own costs, legal fees and expenses, together with the investment banking placement fees of LP Noteholders (as defined in the Term Sheet) associated with the Note Arrangement #1 shall be the sole responsibility of Buyer.

         2.9 NOTE ARRANGEMENT #2. In the event that BancAmerica Robertson Stephens determines that Note Arrangement #1 can not be marketed to the satisfaction of Louisiana-Pacific within 45 days hereof, but in no event after Buyer has incurred a placement fee for Note Arrangement #1, Louisiana-Pacific may require the following of Buyer upon at least 45 days advance notice ("Note Arrangement #2"):

         (a) Buyer shall execute a promissory note or notes at the Closing for the Note Assets, in the form of Exhibit 2.9, with a maturity date of 15 years (and shall execute a tax make whole agreement mutually acceptable to both parties).

         (b) Buyer shall pledge cash collateral at the Closing equal to the full amount of the principal of the promissory note(s) for the entire term of the promissory note(s), in exchange for a stand-by letter of credit or other arrangement that is obtainable and acceptable to Louisiana-Pacific under which the obligations of Buyer are guaranteed (the "Credit Enhancement Arrangement"). Redwood, LLC shall have a first priority perfected security interest in the Credit Enhancement Arrangement, but shall not have a lien upon or other security interest in such cash collateral.

         (c) Buyer shall be responsible for the amount of fees and costs it would have been responsible for under Note Arrangement #1, less any amounts already paid or incurred under Note Arrangement #1, and Louisiana-Pacific shall be responsible for any other costs associated therewith.

         (d) The interest rate on the promissory note(s) shall be equal to the interest received by Buyer on the cash associated with the Credit Enhancement Arrangement, net of any periodic credit enhancement amounts payable by Buyer.

         2.10 LIQUIDATED DAMAGES. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF EITHER THE TRANSACTION CONTEMPLATED HEREBY OR THE TRANSACTION CONTEMPLATED BY THE SANSOME PURCHASE AGREEMENT SHALL NOT OCCUR FOR ANY REASON OTHER THAN DUE TO A TERMINATION OF THIS AGREEMENT BY BUYER OR BY SANSOME PURSUANT TO SUBSECTIONS 12.1(a), 12.1(b) or 12.1(c), OR BY LOUISIANA-PACIFIC PURSUANT TO SUBSECTION 12.1(a) OR 12.1(b), REDWOOD, LLC SHALL HAVE THE RIGHT TO (i) RETAIN THE DEPOSIT (TOGETHER WITH ATTORNEY'S FEES AND EXPENSES AS SPECIFIED BELOW) AS LIQUIDATED DAMAGES AND NOT AS A PENALTY (THE PARTIES HERETO ACKNOWLEDGE THAT LOUISIANA-PACIFIC'S AND REDWOOD, LLC'S DAMAGES AS A RESULT OF SUCH FAILURE TO CLOSE ARE NOT CAPABLE OF EXACT ASCERTAINMENT AND THAT SAID LIQUIDATED DAMAGES, TOGETHER WITH ANY ATTORNEYS' FEES AND EXPENSES INCURRED BY LOUISIANA-PACIFIC OR REDWOOD, LLC IN CONNECTION WITH THIS AGREEMENT, ARE A FAIR AND REASONABLE ESTIMATE OF THE NET DETRIMENT THAT LOUISIANA-PACIFIC AND REDWOOD, LLC WOULD SUFFER IN THE EVENT OF SUCH FAILURE TO CLOSE) OR (ii) EXERCISE ITS RIGHTS UNDER
SECTION 13.9. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO REDWOOD, LLC PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. REDWOOD, LLC AND BUYER HEREBY WAIVE THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.

               ------------------------              -------------------------
               Buyer's Initials                      Redwood LLC's Initials

         2.11 CASH. Notwithstanding any provision in this Agreement to the contrary, nothing herein shall constitute an agreement to sell cash, bank accounts or cash equivalents (the exclusion of which will be reflected in the adjustment to Purchase Price as provided in subsection 2.7(d)).

         2.12 DISCLAIMER. Except as otherwise expressly set forth in Article IV of this Agreement or in Article II of the Environmental Agreement, Louisiana-Pacific, Redwood, LLC, LPS Corporation and Samoa, Inc. expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, title, value or quality of the assets (including the Real Property, the Samoa Personal Property, the Samoa Leased Assets, the Redwood Personal Property and the Balance Sheet Assets) or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Louisiana-Pacific or its Affiliates (including the Subsidiaries) and Louisiana-Pacific, Redwood, LLC, LPS Corporation and Samoa, Inc. SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) WITHOUT ANY EXPRESS OR IMPLIED
WARRANTY OR REPRESENTATION AS TO THE VOLUME, AGE CLASS, SPECIES OR MERCHANTABILITY OF ANY OF THE TIMBERLANDS SOLD TO BUYER HEREUNDER, OR AS TO THE ACREAGE, TAX STATUS, LEGAL ACCESS, OPERATIONS, ENCROACHMENTS, PHYSICAL CONDITION, ZONING OR ANY OTHER ASPECT OF SUCH TIMBERLANDS, AND THAT BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                                   ARTICLE III
                                     CLOSING

         3.1 CLOSING. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VII and VIII, the consummation of the purchase and sale of the Purchased Assets, entry into the Lease and assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California, effective as of 12:01 a.m., local time, (a) on June 22, 1998 (provided, that, in the event the HSR Act condition in Section 2.7(f) shall have been met, Louisiana-Pacific may elect to close early upon 21 days written notice to Buyer, subject to other extension options, such as
Section 2.7(f), set forth herein), or (b) at such other date, time or place as the parties hereto may agree upon in writing. The date and effective time of the Closing are referred to herein as the "Closing Date."

         3.2   LOUISIANA-PACIFIC   OBLIGATIONS  AT  CLOSING.   At  the  Closing,
Louisiana-Pacific,   LPS  Corporation,   Redwood,   LLC  and  Samoa,   Inc.,  as
appropriate, shall deliver or cause to be delivered to Buyer:

         (a) one or more duly executed grant deeds from Redwood, LLC, subject to Permitted Liens, in form and content reasonably satisfactory to Buyer, conveying to Buyer fee title to the real property owned by Redwood, LLC among the Purchased Assets, together with any real property transfer tax declarations for each grant deed as may be required by the applicable county recorder's office;

         (b) duly executed Bill of Sale from Redwood, LLC, transferring and conveying to Buyer the personal property owned by Redwood, LLC among the Purchased Assets and the Books and Records existing on the Closing Date;

         (c) in the event that any necessary third Person consents are actually obtained therefor (it being understood that such consent shall not be a condition to Closing), a duly executed counterpart to an Assignment and Assumption of Lease for each of the leases of real or personal property to Redwood, LLC among the Purchased Assets, substantially in the form attached as
Exhibit 3.2(c) (the "Assignment and Assumption of Lease");

         (d) duly executed counterpart to an Assignment and Assumption Agreement, in the form of Exhibit 3.2(d) providing for the assignment to Buyer of the Contracts, as well as the intangible property to be assigned to Buyer under Section 2.2, and the assumption by Buyer of the Assumed Liabilities (the "Assignment and Assumption Agreement");

         (e) certificates of the Secretaries of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. (i) certifying to the attached Charter, Bylaws and board resolutions authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, and (ii) attesting to the incumbency of officers executing this Agreement, the Ancillary Agreements and the certificates, agreements and transfer documents delivered by Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc. at the Closing;

         (f) certificate of duly authorized officer on behalf of each of Louisiana-Pacific, LPS Corporation and each of the Subsidiaries, dated the Closing Date, pursuant to which the applicable entity (i) certifies as to compliance with the conditions set forth in Article VII, and represents and warrants that all of the representations and warranties of the applicable entity are true and correct as of the Closing Date, except, in each case, (x) that representations or warranties made as of, or in respect of, only a specified date or period are true and correct in respect of or as of, such date or period, and (y) to the extent that any failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect or (2) to the extent there has been an Allowed Pre-Signing Change or an Allowed Pre-Closing Change;

         (g) copies of any third Person consents to assignment of Contracts that may have actually been obtained by Louisiana-Pacific through the Closing Date (it being understood and agreed that the obtaining of such consents shall not be a condition to Closing);

         (h) the Ancillary Agreements, duly executed by Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc., as applicable; and

         (i) releases or the equivalent for all existing monetary Real Property Encumbrances which are not Permitted Liens affecting the Owned Real Property.

         3.3 BUYER OBLIGATIONS AT CLOSING.    At the Closing,  Buyer and Simpson
Investment,   as  applicable,   shall  deliver  or  cause  to  be  delivered  to
Louisiana-Pacific:

         (a) The Closing Cash Payment, by wire transfer of immediately available funds to Redwood LLC's account, as specified by Redwood, LLC in writing not less than five business days prior to the Closing Date;

         (b) if applicable, a duly executed Note and related documentation;

         (c)  duly  executed   counterpart  to  the  Assignment  and  Assumption
Agreement;

         (d) in the event that any necessary third Person consents are actually obtained therefor (it being understood that such consent shall not be a condition to Closing), a duly executed counterpart to each Assignment and Assumption of Lease;

         (e) certificate of the Secretaries of Buyer and Simpson Investment (i) certifying to the attached Charter, Bylaws and board resolutions authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements, and (ii) attesting to the incumbency of Buyer's and Simpson Investment's officers executing this Agreement, the Ancillary Agreements and the certificates, agreements and transfer documents delivered by Buyer at the Closing;

         (f) certificate of duly authorized officer on behalf of each of Buyer and Simpson Investment, dated the Closing Date, pursuant to which the applicable entity (i) certifies as to compliance with the conditions set forth in Article VIII and (ii) represents and warrants that all of the representations and warranties of the applicable entity are true and correct in all material respects as of the Closing Date;

         (g) copies of applications for employment and initial and final letters offering employment to certain of the Business Employees pursuant to Section 11.1, substantially in the form of Exhibit 3.3(g); and

         (h)  the  Ancillary   Agreements,   duly  executed  by  Buyer,  Simpson
Investment or their Affiliates, as applicable.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                              OF LOUISIANA-PACIFIC

         Except as may be set forth in the Disclosure Schedule, except for any Allowed Pre-Signing Changes or Allowed Pre-Closing Changes and except with respect to Environmental Laws and Environmental Permits and all Liabilities thereunder (which representations and warranties and Liabilities related thereto are set forth exclusively in the Environmental Agreement), Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. each represent and warrant to Buyer, as relevant to each entity, as follows:

         4.1 ORGANIZATION. Louisiana-Pacific, Samoa, Inc. and LPS Corporation are corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation and have full corporate power and corporate authority to own their respective assets and properties and to conduct their respective businesses as and where they are now being conducted. Louisiana-Pacific, LPS Corporation and Samoa, Inc. are qualified to transact business as foreign corporations in the State of California. Redwood, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and limited liability company authority to own its assets and properties and to conduct its business as and where it is now being conducted. Redwood, LLC is qualified to transact business as a foreign limited liability company in the State of California. By virtue of the nature of the properties owned or leased by Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. and the Business conducted by them, neither Louisiana-Pacific, LPS Corporation, Redwood, LLC nor Samoa, Inc. are required to qualify to transact business as a foreign corporation in any jurisdiction (other than California), except where the failure to be so qualified is not reasonably likely to result in a Material Adverse Effect.

         4.2 AUTHORIZATION AND ENFORCEABILITY. Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. each has full corporate (or limited liability company, as applicable) power and corporate (or limited liability company, as applicable) authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc., where relevant, (i) have been duly authorized by all necessary corporate (or limited liability company, as applicable) action on the part of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc., where relevant, and (ii) do not require approval of Louisiana-Pacific's stockholders. This Agreement and the Ancillary Agreements have been duly executed and delivered by Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc., where relevant. This Agreement and the Ancillary Agreements each constitutes a legal, valid and binding obligation of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc., where relevant, enforceable against each such entity (to the extent they are parties to such agreements), respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4.3 CONSENTS AND APPROVALS. Except for compliance with the notification filing and waiting period requirements of the HSR Act, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been required on the part of Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc., where relevant, in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation by them of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (y) prevent Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc., where relevant, from performing their obligations under this Agreement and the Ancillary Agreements or (z) result in a Material Adverse Effect; provided, however, that no representation or warranty is made herein as to whether such consents would be needed with respect to any contract, agreement, arrangement, purchase order, commitment, permit, license, order, approval or authorization other than those listed in Disclosure Schedule Sections 4.13 or
4.14 (it being understood that obtaining consents for the transfer of the items set forth on Disclosure Schedule Section 4.3 is not a condition to Closing), and no representation or warranty is made herein with respect to any actions that may be required from any Governmental Authority under or pursuant to the Lease.

         4.4 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or the Ancillary Agreements by Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc., where relevant, nor the consummation by them of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of Louisiana-Pacific's, LPS Corporation's, Samoa, Inc.'s or Redwood LLC's Charter or Bylaws or (b) to Louisiana-Pacific's knowledge, any statute, law, regulation or Governmental Order to which Louisiana-Pacific, LPS Corporation or the Subsidiaries or the assets and properties of
Louisiana-Pacific, LPS Corporation or the Subsidiaries are bound or subject, except, with respect to clause (b), for such violations and conflicts which may be required under or pursuant to the Lease or are not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) prevent Louisiana-Pacific from performing its obligations under this Agreement and the Ancillary Agreements, or
(iii) result in a Material Adverse Effect.

         4.5 FINANCIAL  STATEMENTS.  Disclosure  Schedule Section 4.5 sets forth
(a) the Balance Sheet and (b) certain financial information for the Business (together with the Balance Sheet, the "Financial Statements"). The Financial Statements have been prepared based on the applicable entries from Louisiana-Pacific's general ledger (but have not been prepared on the basis of generally accepted accounting principles), and were prepared based on the assumptions and caveats stated in Disclosure Schedule Section 4.5. The Books and Records of Louisiana-Pacific and its Affiliates from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation. The recognition of revenues and expenses in such Financial Statements is consistent in all material respects with the recognition policies followed by Louisiana-Pacific for its other internal unaudited financial statements.

         4.6 ABSENCE OF CERTAIN CHANGES. During the period between the date of the Balance Sheet and the Agreement Date, (i) as otherwise contemplated by this Agreement or the Sansome Agreement, and (ii) specifically subject to the assumptions and caveats relating to the Financial Statements set forth in Disclosure Schedule Section 4.5, neither Louisiana-Pacific, LPS Corporation, Redwood, LLC nor Samoa, Inc. has:

         (a) suffered any damage or destruction adversely affecting the Business or the tangible assets among the Real Property, the Samoa Personal Property and the Redwood Personal Property that has had or is reasonably likely to result in a Material Adverse Effect;

         (b) made any change in the compensation levels of the senior executives of the Business, any changes in the manner in which other employees of the Business generally are compensated, or any provision of additional or supplemental benefits for employees of the

Business generally, except normal periodic increases or promotions effected in the ordinary course of business;

         (c) engaged in any transaction with Louisiana-Pacific or any of its Affiliates other than in the ordinary course of business consistent with past practice;

         (d)   engaged   in  any  sale  or   purchase   of  real   estate   with
Louisiana-Pacific or any other real estate related transaction that would continue after the Closing Date;

         (e) entered into any contract with Louisiana-Pacific or its Affiliates that would last after the Closing Date;

         (f) borrowed any money or issued any bonds, debentures, notes or other corporate securities evidencing money borrowed, in each case, that will be an Assumed Liability; or

         (g) engaged in any transaction outside of the ordinary course of business other than as contemplated in this Agreement or the Sansome Purchase Agreement; or

         (h) agreed, whether in writing or otherwise, to take any action described in this Section 4.6.

        4.7  TITLE TO THE PERSONAL APROPERTY

         (a) Except for Encumbrances which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect:

              (i) Samoa, Inc. has good title to all of the personal property set forth on Disclosure Schedule Section 4.7(a)(i)-1 and has a valid leasehold interest in all of the personal property set forth on Disclosure Schedule Section 4.7(a)(i)-2, in each case, subject to Allowed Pre-Closing Changes (collectively, the "Samoa Personal Property");

              (ii) Redwood, LLC has good title to all of the personal property set forth on Disclosure Schedule Section 4.7(a)(ii)-1 and has a valid leasehold interest in all of the personal property set forth on Disclosure Schedule Section 4.7(a)(ii)-2, in each case, subject to Allowed Pre-Closing Changes (collectively, the "Non-Timber Personal Property");

              (iii) Redwood, LLC has good title to all of the personal property set forth on Disclosure Schedule Section 4.7(a)(iii)-1 and has a valid leasehold interest in all of the personal property set forth on Disclosure Schedule Section 4.7(a)(iii)-2, in each case, subject to Allowed Pre-Closing Changes (collectively, the "Timber Personal Property" and, together with the Non-Timber Personal Property, the "Redwood Personal Property"); and

              (iv) Louisiana-Pacific has good title to the Balance Sheet Assets, subject to Allowed Pre-Closing Changes.

        4.8  REAL PROPERTY.

         (a) Disclosure Schedule Section 4.8(a)-1 contains an accurate and complete list of each parcel of real property owned by Samoa, Inc. that is to be leased to Buyer pursuant to the Lease, subject to Allowed Pre-Closing Changes (the "Samoa Owned Real Property") and Disclosure Schedule Section 4.8(a)-2 contains an accurate and complete list of all leases of real property leased or subleased to Samoa, Inc. that are to be assumed by Buyer pursuant to this Agreement, subject to Allowed Pre-Closing Changes (the "Samoa Leased Real Property" and together with the Samoa Owned Real Property, the "Samoa Real Property").

         (b) Disclosure Schedule Section 4.8(b)-1 lists certain non-timber real property owned by Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Non-Timber Owned Real Property") and Disclosure Schedule Section 4.8(b)-2 lists certain non-timber leases of real property leased or subleased to Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Non-Timber Leased Real Property" and together with the Non-Timber Owned Real Property, the "Non-Timber Real Property").

         (c) Disclosure Schedule Section 4.8(c)-1 lists certain timber real property owned by Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Timber Owned Real Property") and Disclosure Schedule Section 4.8(c)-2 lists certain leases of timber real property leased or subleased to Redwood, LLC, subject to Allowed Pre-Closing Changes (the "Timber Leased Real Property" and together with the Timber Owned Real Property, the "Timber Real Property").

         (d) The Non-Timber Owned Real Property and the Timber Owned Real Property constitute all of the real property owned by Redwood, LLC other than the Owned Real Property as defined in the Sansome Purchase Agreement (collectively, after giving effect, in each case, to Allowed Pre-Closing Changes, the "Redwood Owned Real Property"). The Non-Timber Leased Real Property and the Timber Leased Real Property constitute all of the real property leased or subleased to Redwood, LLC other than the Leased Real Property as defined in the Sansome Purchase Agreement (collectively, after giving effect, in each case, to Allowed Pre-Closing Changes, the "Redwood Leased Real Property").

         (e) The Samoa Owned Real Property and the Redwood Owned Real Property are collectively referred to herein as the "Owned Real Property." Each Subsidiary has good title to the Owned Real Property it purports to own, and at Closing, such Owned Real Property will be free and clear of any Encumbrance, other than Permitted Liens and other than Encumbrances which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect.

         (f) The Samoa Leased Real Property and the Redwood Leased Real Property are collectively referred to herein as the "Leased Real Property." Originals or copies of such leases and subleases, which are accurate and complete, have been provided to Buyer (in accordance with the terms of the Confidentiality Agreement) for review.

         (g) Disclosure Schedule Section 4.8(g) contains an accurate and complete list of all leases of Owned Real Property and subleases of Leased Real Property by Louisiana-Pacific or the Subsidiaries to third Persons, subject, in each case, to Allowed Pre-Closing Changes. Originals or copies of such leases and subleases, which are accurate and complete, have been provided to Buyer (in accordance with the terms of the Confidentiality Agreement) for review.

         (h) Disclosure Schedule Section 4.8(h) sets forth a map that generally identifies the area covered by the Real Property that Louisiana-Pacific will convey to Buyer hereunder.

         4.9 INTELLECTUAL PROPERTY. There are no (a) patents anywhere in the world, (b) registered or unregistered trademarks, trade names or service marks or applications therefor anywhere in the world, (c) copyrights or applications therefor anywhere in the world, or (d) licenses relating to any of the foregoing, in each case used or held for use by Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc., that, in each case, are exclusively related to the Business.

         4.10 LITIGATION. There is no Action pending or, to the knowledge of Louisiana-Pacific, threatened against Louisiana-Pacific affecting the Business or against LPS Corporation or the Subsidiaries, where the amount or value in controversy is reasonably likely to exceed $75,000, whether at law or in equity, or before or by any Governmental Authority, nor is there any material Governmental Order to which Louisiana-Pacific, the Subsidiaries or any of their properties or assets are subject or bound which affects the Business (other than any Governmental Order that may be applicable generally to the industry in which the Business operates).

         4.11 EMPLOYEE BENEFIT MATTERS

         (a) Disclosure Schedule Section 4.11 sets forth a complete and accurate listing of the following: (i) the name, title, recognized hire date, current annual base salary rate (if salaried) or current hourly compensation rate (if hourly), of each employee of Louisiana-Pacific whose employment is exclusively dedicated to the Business (the "Business Employees"); (ii) each "Employee Benefit Plan," as such term is defined in Section 3(3) of ERISA, which is covered by any provision of ERISA and which is maintained by Louisiana-Pacific or any of its Affiliates for the benefit of the Business Employees; (iii) each other material fringe benefit plan, policy or arrangement currently maintained by Louisiana-Pacific or any of its Affiliates for the benefit of Business Employees that provides for pension, deferred compensation, bonuses, severance, employee insurance coverage or similar employee benefits; and (iv) an accurate and complete list of all employment, managerial, advisory, and consulting agreements, employee confidentiality agreements, and all other material agreements,  policies,  or  arrangements  maintained  by  Louisiana-Pacific  for
Business Employees. Louisiana-Pacific has delivered to Buyer copies (in accordance with the terms of the Confidentiality Agreement), which were accurate and complete as of the date so delivered, of all such documents and (if applicable) summary plan descriptions with respect to such plans, agreements and arrangements, or summary description(s) of any such plans, agreements or arrangements not otherwise in writing.

         (b) To the knowledge of Louisiana-Pacific, each Employee Benefit Plan has been established and administered in all material respects in accordance with the material terms of ERISA and the applicable provisions of the Code.

         4.12 TAXES

         (a) All material Tax Returns relating to any Taxes, which are required to be filed by Louisiana-Pacific, LPS Corporation and the Subsidiaries, with respect to the Business or the Purchased Assets, prior to the Closing Date, are correct and have been duly and timely filed, and all material Taxes that have become due pursuant to such Tax Returns have been fully paid prior to the Closing.

         (b) There are (i) no actions or proceedings currently pending or, to Louisiana-Pacific's knowledge, threatened against LPS Corporation or the Subsidiaries, the Business, the Purchased Assets, the Samoa Leased Assets, or, with respect to the Purchased Assets or the Business, Louisiana-Pacific, by any Governmental Authority for the assessment or collection of Taxes; (ii) no audits or other examinations of any Tax Return is in progress nor have the Subsidiaries been notified of any request for examination; (iii) no claims for assessment or collection of taxes has been asserted against LPS Corporation, the Subsidiaries, the Business, the Purchased Assets, the Samoa Leased Assets, or, with respect to the Purchased Assets or the Business, Louisiana-Pacific, and (iv) no matters under discussion with any Governmental Authority regarding claims for assessment or collection of Taxes against LPS Corporation, the Subsidiaries, the Business, the Purchased Assets, the Samoa Leased Assets, or, with respect to the Purchased Assets or the Business, Louisiana-Pacific, and neither of the Subsidiaries nor Louisiana-Pacific has any reason to believe that any such claims for Taxes described in Section 4.12(a) will be asserted. There are no liens on any of the Purchased Assets that arose in connection with the failure (or alleged failure) to pay any Taxes. Neither LPS Corporation, the Subsidiaries nor, with respect to the Business or the Purchased Assets, Louisiana-Pacific, has made any tax elections regarding the Business outside of the ordinary course of the Business.

         (c) None of Louisiana-Pacific, LPS Corporation, or the Subsidiaries is a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

         4.13 CONTRACTS AND COMMITMENTS. Disclosure Schedule Section 4.13 contains an accurate and complete list (except as modified by Allowed Pre-Closing Changes) of those Contracts which individually require total payments to or by Louisiana-Pacific or the Subsidiaries of at least $100,000 annually or in any single payment of $100,000 or more (collectively, the "Commitments"). To Louisiana-Pacific's knowledge, none of Louisiana-Pacific, either of the Subsidiaries or any of the other parties thereto is in default under any of the Commitments, which default is reasonably likely to result in a Material Adverse Effect.

         4.14 NON-ENVIRONMENTAL PERMITS AND OTHER OPERATING RIGHTS. Disclosure Schedule Section 4.14 contains an accurate and complete list (except as may be modified by Allowed Pre-Closing Changes) of each permit, license, order, approval or authorization (i) required by any applicable law, statute, regulation or Governmental Order, or, to Louisiana-Pacific's knowledge, (ii) required by the property or contract rights of third Persons, in each case, that are necessary to permit the operation of the Business in the manner in which it is currently being conducted by Louisiana-Pacific, Redwood, LLC or Samoa, Inc., as applicable, and to permit the current occupancy of the Real Property, except where the failure to possess any such permit, license, order, approval or authorization is not reasonably likely to result in a Material Adverse Effect (collectively, the "Permits").

         4.15 LABOR MATTERS. No Business Employee is covered under any collective bargaining or union or other employee association agreement. As it relates to the Business: (a) there is no unfair labor practice complaint against Louisiana-Pacific pending or, to the knowledge of Louisiana-Pacific, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority, (b) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of Louisiana-Pacific, threatened against or directly affecting Louisiana-Pacific, (c) no grievance or any Action arising out of or under collective bargaining agreements is pending or, to the knowledge of Louisiana-Pacific, threatened against Louisiana-Pacific and (d) to the knowledge of Louisiana-Pacific, there are no representation petitions pending before the National Labor Relations Board or demands for representation recognition pending for any group of non-union employees from any labor organization, which, in the case of any of clauses (a), (b), (c) or (d), is reasonably likely to result in a Material Adverse Effect.

         4.16 NO BROKERS. Except with respect to Louisiana-Pacific's engagement of SBC Warburg Dillon Read Inc., the fees and expenses of which will be paid by Louisiana-Pacific, none of Louisiana-Pacific, LPS Corporation, Redwood, LLC, Samoa, Inc. or any of their directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement.

         4.17 ACQUISITION FOR INVESTMENT. Louisiana-Pacific, LPS Corporation and the Subsidiaries acknowledge that the Note will not be registered under the Securities Act of 1933, as amended, or qualified or registered under any state securities laws on the ground that no distribution or public offering of the
Note is to be effected and that no public market now exists for the Note and that a public market may never exist therefor. Louisiana-Pacific, LPS Corporation and the Subsidiaries will not take any action or permit any action to be taken which would require Buyer to file, register or otherwise take steps to comply with the registration requirements of any federal or state securities laws.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer and Simpson Investment represent and warrant to Louisiana-Pacific as follows:

         5.1 ORGANIZATION. Each of Buyer and Simpson Investment, respectively, is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has full corporate power and corporate authority to own its assets and properties and to conduct its business as and where it is now being conducted.

         5.2 AUTHORIZATION AND ENFORCEABILITY. Each of Buyer and Simpson Investment, respectively, has full corporate power and corporate authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer and Simpson Investment, respectively, have been duly authorized by all necessary corporate action on the part of Buyer and Simpson Investment, respectively. This Agreement has been duly executed and delivered by Buyer and Simpson Investment, respectively. This Agreement constitutes, and upon the execution and delivery thereof by Buyer and Simpson Investment, respectively, the Ancillary Agreements will constitute, a legal, valid and binding obligation of Buyer and Simpson Investment, respectively, enforceable against Buyer and Simpson Investment, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         5.3 CONSENTS AND APPROVALS. Except for compliance with the notification filing and waiting period requirements of the HSR Act, no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Buyer or Simpson Investment in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation by Buyer or Simpson Investment of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (y) prevent Buyer or Simpson Investment from performing its obligations under this Agreement and the Ancillary Agreements.

         5.4 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of Buyer's or Simpson Investment's Charter or Bylaws or (b) to Buyer's knowledge, any statute, law, regulation or Governmental Order to which Buyer or Simpson Investment or the assets or properties of Buyer or Simpson Investment are bound or subject, except for such violations and conflicts which are not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (ii) prevent Buyer or Simpson Investment from performing its obligations under this Agreement and the Ancillary Agreements.

         5.5 ABILITY. Buyer and Simpson Investment know of no fact or circumstance that would impair their ability (or the ability of any of their Affiliates that are or will be obligated pursuant to this Agreement, the Ancillary Agreements or the Term Sheet) to consummate the transaction contemplated hereby.

         5.6 NO BROKERS. Neither Buyer, Simpson Investment nor any of their directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement.

         5.7 FINANCIAL STATEMENTS. Buyer and Simpson Investment have delivered to Louisiana-Pacific complete and accurate copies of the audited consolidated and combined (except not combined in the January 1, 1995 and January 2, 1994 statements) balance sheets as at December 28, 1997, December 29, 1996, December 31, 1995, January 1, 1995 and January 2,

1994 of Simpson Investment and the entities stated therein, and the audited consolidated statements of operations and cash flows for the twelve month periods specified therein, certified by Simpson Investment's independent public accountant. All such financial statements and balance sheets being referred to herein collectively as the "Buyer Financial Statements". The Buyer Financial Statements are true and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Buyer Financial Statements present fairly the financial condition of the Buyer as of the respective dates and for the periods indicated.

         5.8 ACQUISITION FOR OWN ACCOUNT. Buyer is purchasing the Purchased Assets for its own account.

         5.9 HIGHLY CONFIDENT LETTER. Louisiana-Pacific, as a material inducement to entering into this transaction, has received that certain "highly confident" letter dated April 30, 1998 from BancAmerica Robertson Stephens. Buyer and Simpson Investment acknowledge that Louisiana-Pacific has advised Buyer that it is relying upon such letter. Neither Buyer nor Simpson Investment knows of any facts or circumstances that would adversely impact on the information and advice given in said letter, and represents that there has been no change in the Buyer's status that would adversely affect said information or advice.

                                   ARTICLE VI
                                CERTAIN COVENANTS

         6.1 ACCESS TO INFORMATION

         (a) From the Agreement Date through the Closing Date, but subject to any rights of third Persons, upon reasonable notice, Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. shall (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access during normal business hours to the offices, properties and Books and Records of the Business and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets and properties of the Business (or legible copies thereof) as Buyer may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Business or Louisiana-Pacific.
Without  limiting  the  generality  of  the  foregoing,  Louisiana-Pacific,  LPS
Corporation, Redwood, LLC and Samoa, Inc. shall cooperate fully with Buyer's investigation of such assets and properties and provide copies of such documents in its possession as Buyer may reasonably request to confirm the title to any and all properties or assets owned or leased by Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc. and exclusively related to the Business.

         (b) Notwithstanding subsection 6.1(a), and except for background environmental records reviews of any Governmental Authority, (i) Buyer shall not investigate any matter with any Governmental Authority having jurisdiction over any aspect of the Business or Louisiana-Pacific's assets or properties, unless and until the written consent of Louisiana-Pacific to the making of such investigation and contacting of any Governmental Authority has been received by Buyer, which consent shall not be unreasonably withheld or delayed, and (ii)

         Buyer's right of examination and access pending the Closing with respect to environmental matters relating to the Real Property shall be limited to an examination of existing records and interviews with Louisiana-Pacific's personnel as authorized in writing by Louisiana-Pacific. In no event shall any physical testing of the Real Property for the presence of Hazardous Material take place unless and until Buyer has executed an access agreement, in the form attached as Exhibit 6.1(b), including a detailed description of the scope of the investigation and the work to be performed which is reasonably satisfactory to Louisiana-Pacific (whose permission shall not be unreasonably withheld or delayed), together with an appropriate agreement indemnifying Louisiana-Pacific for any Losses caused by Buyer resulting from such physical testing. Copies of all test results, reports and other information obtained by Buyer from its investigation (including all draft reports) shall be delivered to Louisiana-Pacific promptly after receipt by Buyer. At Buyer's request, Louisiana-Pacific shall enter into a joint defense agreement in reasonable form in order to maintain any privileges that may apply to such results, reports or information.

         6.2 CONDUCT OF BUSINESS PENDING CLOSING. From the Agreement Date through the Closing Date, except as required or permitted by this Agreement or otherwise specifically consented to by Buyer in writing, after specific notice from Louisiana-Pacific, which consent shall not be unreasonably withheld or delayed:

         (a) Louisiana-Pacific, LPS Corporation, and the Subsidiaries shall operate the Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted. Louisiana-Pacific, LPS Corporation and the Subsidiaries shall use commercially reasonable efforts to
(i) preserve the Business and (ii) keep available to Buyer the services of the Business Employees; and

         (b) Louisiana-Pacific, LPS Corporation and the Subsidiaries shall not, with respect to the Business (except as otherwise provided by this Agreement), without the written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

              (i) incur, or assume or become subject to any additional material indebtedness for money borrowed or purchase money indebtedness, which will be an Assumed Liability, except in the ordinary course of business;

              (ii) permit or allow any of the material assets or properties of the Business to be subject to any additional Encumbrance (other than Permitted Liens and, with respect to personal property, Encumbrances which individually or in the aggregate do not interfere materially with the operation of the Business) or sell, transfer, lease or otherwise dispose of any such assets or properties, except in the ordinary course of business;

              (iii) grant any increase in salaries or commissions payable or to become payable to any Business Employee, except normal periodic increases in salaries and commissions in accordance with Louisiana-Pacific's existing compensation practices;

              (iv) make any capital expenditure or commitment therefor for additions to property, equipment or facilities (other than road maintenance and reforestation expenditures and commitments) in excess of $100,000 individually or in the aggregate;

              (v) engage in any transaction with Louisiana-Pacific or any of its Affiliates other than in the ordinary course of business consistent with past practices;

              (vi) engage in any sale or purchase of real estate with Louisiana-Pacific or any of its Affiliates or any other real estate related transaction that would continue after the Closing Date;

              (vii) enter into any contract with Louisiana-Pacific or its Affiliates that would last after the Closing Date; or

              (viii) agree, whether in writing or otherwise, to do any of the foregoing.

               6.3 AUTHORIZATIONS

         (a) Each party, as promptly as practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the sale of the Purchased Assets and the assumption of the Assumed Liabilities and the other transactions contemplated hereby and by the Ancillary Agreements in accordance with the terms of this Agreement and the Ancillary Agreements; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. The preceding sentence notwithstanding, (x) Louisiana-Pacific, LPS Corporation and the Subsidiaries shall have no obligation to take any action with respect to any contract, agreement, arrangement, purchase order, commitment, permit, license, order, approval or authorization other than those listed in Disclosure Schedule Sections 4.13 and 4.14 (it being understood that the obtaining of any consents necessary to transfer the Contracts and permits set forth on such Disclosure Schedule Sections is not a condition to Closing), (y) neither party shall have any obligation to waive any condition herein for its benefit or any performance hereunder by the other party, and (z) no actions shall be required to be undertaken with any Governmental Authority under or pursuant to the Lease.

         (b) Each party shall use its commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Article VII and Article VIII as soon as commercially practicable.

         (c) Each party shall comply promptly with the notice and reporting requirements of the HSR Act.

         (d) Each party shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by the Antitrust Division of the United States
Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multi-national) (the "Antitrust Authorities").

         (e) Each party shall take all steps necessary other than divestiture of assets or payment of money to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

         (f) Each party shall cooperate in good faith with the Antitrust Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement and the Ancillary Agreements; provided, no party shall be required to comply with an Antitrust Authority's request to divest assets or pay money.

         (g) Each party shall have prepared the appropriate documentation for filing under the HSR Act within five business days of the date hereof.

         6.4 BOOKS AND RECORDS

         (a) Buyer and Louisiana-Pacific shall, at the request of the other party, make available to such other party from time to time on a reasonable basis the Books and Records in their or the Subsidiaries' possession. Such Books and Records shall be held by the party in possession thereof for seven years after the Closing Date, and the other party shall have the right, at its expense, to inspect and make copies of such Books and Records upon such party's request; provided, however, that (i) all such access and copying shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the operations of the party requested to provide access to such Books and Records and (ii) the party requesting access to such Books and Records shall treat the same and the contents thereof as confidential and not disclose such Books and Records or the contents thereof to any Person except as required by applicable statute, law, regulation or Governmental Order. Without limiting the generality of the foregoing, the party in possession of Books and Records responsive to information or document requests from a Tax Authority shall provide such information and copies of all documents responsive to such requests to the other party within the deadline set forth in such information or document requests, but in no event later than two weeks from the date the party in possession of such Books and Records shall receive such information or document requests from the other party. In addition, after the Closing Date, at Louisiana-Pacific's request, Simpson Investment shall cause Buyer to, and Buyer shall, make available to Louisiana-Pacific and its Affiliates, employees, representatives and agents those employees of Buyer, as may be reasonably requested by Louisiana-Pacific in connection with any Action, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer, and (y) Louisiana-Pacific shall reimburse Buyer for the out-of-pocket costs reasonably incurred by Buyer in making such employees available to Louisiana-Pacific. Buyer and Louisiana-Pacific shall not dispose of, and each party shall cause its Affiliates not to dispose of, any Books and Records without first offering to surrender such Books and Records to the other party.

         (b) Except as otherwise agreed between Buyer and Louisiana-Pacific: All Privileged Documents shall be deemed to remain in the sole custody and control of Louisiana-Pacific regardless of the location in which they may be found. Louisiana-Pacific, LPS Corporation and the Subsidiaries have made a diligent attempt to remove all such Privileged Documents from the premises of the Business. In the event, after the Closing, Buyer discovers any such Privileged Documents in its possession, except as otherwise provided by applicable statute, law, regulation or Governmental Order, Buyer (i) shall hold them in strict confidence; (ii) shall not make any copies of them; (iii) shall not provide such Privileged Documents or copies thereof, or reveal the contents thereof, to any of their employees or agents, or to any other Person, including any Governmental Authority; and (iv) shall promptly return the same, and all copies thereof, to Louisiana-Pacific, except as otherwise provided by applicable statute, law, regulation or Governmental Order. In the event any request, demand or process is received by Buyer seeking any Privileged Documents, Buyer shall provide prompt notice thereof to Louisiana-Pacific, including therewith a copy of such request, demand or process, to enable Louisiana-Pacific or its Affiliates to timely assert any and all privileges against disclosure it may have with respect thereto or to seek an appropriate protective order. Receipt of any such request, demand or process shall not alter Buyer's obligations under this Agreement, including the obligation to promptly provide Louisiana-Pacific with Privileged Documents and all copies thereof. In no event shall Buyer take any action that it knows might have the effect of waiving any claim of legal privilege with respect to any Privileged Document which Louisiana-Pacific or its Affiliates may have.

         6.5 LOUISIANA-PACIFIC MARKS. Buyer acknowledges and agrees with Louisiana-Pacific that Louisiana-Pacific has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos used by Louisiana-Pacific or its Affiliates (including the Subsidiaries), including those names, marks, trade names, trademarks and corporate symbols and logos incorporating "L-P," "Louisiana-Pacific" and "Yes We Can" (collectively, the "Louisiana-Pacific Marks"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by Louisiana-Pacific. Within 30 days after the Closing Date, Simpson Investment shall cause Buyer to, and Buyer shall, and shall cause Buyer's Affiliates to cease using any Louisiana-Pacific Mark and remove from the assets, properties, stationary and literature of Buyer and Buyer's Affiliates any and all Louisiana-Pacific Marks; provided, however, that Buyer or its Affiliates shall be entitled to exhaust existing stocks of any office supplies located on the Real Property at Closing and any inventories among the Purchased Assets existing at Closing, so long as such inventories shall be sold within six months after the Closing. Thereafter, Buyer shall not, and shall cause its Affiliates not to, use any Louisiana-Pacific Mark in connection with the sale of any products or services or otherwise in the conduct of their business. In the event that Buyer breaches this Section 6.5, Louisiana-Pacific shall be entitled to specific performance of this Section 6.5 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Louisiana-Pacific.

         6.6 TITLE INSURANCE. Prior to the Closing Date, Louisiana-Pacific shall reasonably cooperate with Buyer's efforts to obtain commitments and final policies for standard CLTA owner's fee title insurance policies, with respect to the Owned Real Property (the "Title Commitments") from First American Title Insurance Company (the "Title Company").

         6.7 ACKNOWLEDGEMENTS BY BUYER. In order to induce Louisiana-Pacific to enter into and perform this Agreement and the Ancillary Agreements, Buyer acknowledges and agrees with Louisiana-Pacific as follows:

         (a) To the knowledge of Buyer, Louisiana-Pacific's representations and warranties made in Article IV are true and correct. To the extent any representation or warranty of Louisiana-Pacific made herein is, to the knowledge of Buyer acquired prior to the Closing, untrue or incorrect with respect to a particular matter (other than if such knowledge is obtained by an update to the Disclosure Schedule pursuant to Section 6.10), and Buyer closes under this Agreement without promptly disclosing to Louisiana-Pacific in writing such knowledge prior to the Closing Date, Buyer shall have no rights under this Agreement or the Ancillary Agreements (unless the parties mutually agree upon an amendment thereto) by reason of such untruth or inaccuracy with respect to such matter; provided, that Louisiana-Pacific shall have the burden of proving such knowledge of Buyer.

         (b) Buyer will be relying solely on its own investigation as to the Business and Louisiana-Pacific's representations and warranties set forth in
Article IV, and except as otherwise expressly agreed in the Environmental Agreement, is assuming the risk that adverse physical, economic or other conditions or circumstances (including soils and groundwater conditions) may not have been revealed by such investigation.

         (c) EXCEPT AS SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT, NONE OF LOUISIANA-PACIFIC OR ANY OF ITS AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, WRITTEN OR ORAL, FURNISHED TO OR PREPARED AT THE REQUEST OF BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS WITH RESPECT TO LOUISIANA-PACIFIC, LPS CORPORATION AND THE SUBSIDIARIES OR ANY OF THEIR BUSINESSES, ASSETS OR PROPERTIES.

         (d) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF LOUISIANA-PACIFIC, LPS CORPORATION AND THE SUBSIDIARIES TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO BETWEEN THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT, BUYER AND SIMPSON INVESTMENT DISCLAIM RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF LOUISIANA-PACIFIC, LPS CORPORATION, THE SUBSIDIARIES OR THEIR AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT,

THERE ARE NO REPRESENTATIONS OR WARRANTIES OF LOUISIANA-PACIFIC, LPS CORPORATION OR THE SUBSIDIARIES WITH RESPECT TO THE CONDITION OF THE PROPERTIES OR ASSETS OF LOUISIANA-PACIFIC, LPS CORPORATION OR THE SUBSIDIARIES (INCLUDING THE REAL PROPERTY), COMPLIANCE BY LOUISIANA-PACIFIC, LPS CORPORATION OR THE SUBSIDIARIES WITH ENVIRONMENTAL LAWS AND ENVIRONMENTAL PERMITS OR THE PRESENCE OR RELEASES OF HAZARDOUS MATERIAL IN THE FIXTURES, SOILS, GROUNDWATER, SURFACE WATER OR AIR ON, UNDER OR ABOUT OR EMANATING FROM ANY OF THE PROPERTIES OR ASSETS OF LOUISIANA-PACIFIC, LPS CORPORATION OR THE SUBSIDIARIES (INCLUDING THE REAL PROPERTY).

         6.8 PUBLIC ANNOUNCEMENTS. Neither Buyer, Louisiana-Pacific nor the representatives of either of them shall make any public announcement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such public announcement may be made if required by applicable statute, law, regulation, Governmental Order or securities exchange rule, provided that the party required to make such public announcement shall confer with the other party concerning the timing and content of such public announcement before the same is made and any description of Buyer or its Affiliates shall be subject to prior notice to and consultation with Buyer and shall, without the consent of Buyer, only be made to the extent that Louisiana-Pacific reasonably believes required by law.

         6.9 DISCLOSURE OF CONFIDENTIAL INFORMATION. Until the third anniversary of the Closing Date, Louisiana-Pacific shall, and shall cause its Affiliates to, hold in confidence, and not, without the prior written approval of Buyer, use for their own benefit or the benefit of any party other than Buyer or disclose to any Person other than Buyer (other than as required by applicable statute, law, regulation or Governmental Order) any confidential information relating to the Business, except such information as was publicly available prior to the Closing Date, and except for information necessary for Louisiana-Pacific to conduct its business and/or exercise its rights under this Agreement.

         6.10 RIGHT TO UPDATE SCHEDULE. From time to time prior to the Closing, on its own initiative or after receipt of a written notice from Buyer pursuant to Section 6.7(a), Louisiana-Pacific shall update or amend its disclosure of any matter of which it has knowledge that is required to be set forth in any Exhibit, Schedule or the Disclosure Schedule. If Louisiana-Pacific believes in good faith that the information in any such update or amendment discloses any fact or circumstance that would have a Material Adverse Effect, then
Louisiana-Pacific shall so notify Buyer in writing within five business days after the date on which Louisiana-Pacific notifies Buyer of the proposed update or amendment. If Louisiana-Pacific does so notify Buyer, within such five business day period, the parties shall attempt in good faith to negotiate an equitable resolution, by adjustment of the Purchase Price or otherwise. If the parties are unable to reach such a resolution within ten business days of Buyer's receipt of such notice, Buyer may terminate this Agreement by written notice to Louisiana-Pacific within five business days thereafter subject to
Section 12.4. Except as the parties may otherwise expressly agree in writing effective as of the Closing, Buyer shall be deemed to have waived its right to make any claim for indemnification under this Agreement on the basis of any matter or matters
                                       29
that Louisiana-Pacific asserts to constitute a Material Adverse Effect pursuant to the second sentence of this Section 6.10.

         6.11 ASSIGNMENT OF INSURANCE PROCEEDS. The Humboldt-Trinity-Samoa Assets shall include the right to receive any casualty insurance proceeds related thereto and Louisiana-Pacific shall assign to Buyer the proceeds, if any, of all casualty insurance, including any business interruption insurance, payable by reason of fire, flood, riot, theft, Act of God or other casualty, with respect to the period beginning on the Agreement Date and ending on the Closing Date. Such right to receive casualty insurance proceeds shall be Buyer's sole right with respect to any damaged assets, other than pursuant to Section 7.5.

         6.12 JOINT AND SEVERAL OBLIGATIONS. Simpson Investment shall be jointly and severally liable for all obligations of Buyer hereunder or under any Ancillary Agreement.

         6.13 NO SHOP. Louisiana-Pacific shall not (and shall not cause or permit any of Louisiana-Pacific's Affiliates to) (1) solicit, initiate, or encourage the submission of any proposal or offer from any Person to acquire the Business, or any portion of the Purchased Assets (other than in the ordinary course of business or as otherwise allowed by this Agreement), or (2) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any Person to acquire or seek to acquire the Business or any portion of the Purchased Assets (other than in the ordinary course of business or as otherwise allowed by this Agreement). Louisiana-Pacific will notify Buyer and Simpson Investment promptly if any Person makes any proposal or offer with respect to any of the foregoing. Notwithstanding any of the foregoing, this Section 6.13 shall not be deemed to cover any inquiries, proposals, offers, contacts, discussions or matters with respect to Louisiana-Pacific as a whole (relating to mergers, acquisitions, or similar matters).

                                   ARTICLE VII
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligations of the Buyer to effect the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on or before the Closing Date, of each of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Subject to Section 12.4, all of the representations and warranties of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. contained herein shall be true and correct as of the Agreement Date and as of the Closing with the same effect as though made at and as of the Closing Date, except, in either case, (a) that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in respect of, or as of, such date or period, and (b) to the extent that any failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect, or (c) to the extent there has been an Allowed Pre-Signing Change or an Allowed Pre-Closing Change.

         7.2 PERFORMANCE. Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the

Closing Date, except where the failure to so perform or comply when taken in the aggregate would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Louisiana-Pacific shall have tendered to Buyer at the Closing each of the deliverables specified in Section 3.2.

         7.3 TERMINATION OF HSR ACT WAITING PERIOD. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

         7.4  ABSENCE  OF  GOVERNMENTAL   ORDERS.   No  temporary  or  permanent
Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby.

         7.5 TIMBER CASUALTY. If, prior to Closing, any loss or damage resulting in substantial harm to the timber on 25% or more of the acreage comprising the Timber Real Property occurs due to fire, flood, riot, theft, act of God or other casualty, Buyer may elect to terminate this Agreement within 5 business days after Buyer learns of the occurrence of such casualty loss. If, prior to Closing, any loss or damage resulting in substantial harm to the timber on less than 25% of the acreage comprising the Timber Real Property occurs due to fire, flood, riot, theft, act of God or other casualty, Buyer may elect not to purchase, and shall not have any obligation to pay for, such damaged timber and the Purchase Price shall be reduced by an amount equal to the fair market value of such damaged timber immediately prior to such casualty loss.

         7.6 LEGAL OPINION. Louisiana-Pacific shall have delivered the written legal opinion of Orrick, Herrington & Sutcliffe LLP or of the in-house legal counsel of Louisiana-Pacific, dated as of the Closing Date, in the form of
Exhibit 7.6.

         7.7 JOINT CONDITIONS. Each condition specified in aRTICLE vii of the Sansome Purchase Agreement, all of which are incorporated herein by this reference, shall have been satisfied or waived by Sansome.

         7.8 NOTE. Unless Louisiana-Pacific elects to sell the Note Assets for cash pursuant to subsection 2.7(F) or elects Note Arrangement #2, the form of Note and related documentation pursuant to Section 2.8 shall be reasonably satisfactory to Buyer.

         7.9 TITLE. Buyer shall have received from the Title Company a standard owner's title policy with respect to the Owned Real Property, subject to Permitted Liens and subject to Encumbrances which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect; provided that any requirements of Buyer with respect to extended coverages, surveys, title endorsements or similar matters are not required as a condition to Closing.

                                  ARTICLE VIII
               CONDITIONS TO THE OBLIGATIONS OF LOUISIANA-PACIFIC

         The obligations of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. to effect the transactions contemplated hereby shall be subject to the fulfillment or satisfaction, on or before the Closing Date, of each of the following conditions:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Simpson Investment contained herein shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date.

         8.2 PERFORMANCE. Buyer and Simpson Investment shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Without limiting the generality of the foregoing, Buyer and Simpson Investment shall have tendered to Louisiana-Pacific at the Closing each of the deliverables specified in Section 3.3.

         8.3 TERMINATION OF HSR ACT WAITING PERIOD. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

         8.4  ABSENCE  OF  GOVERNMENTAL   ORDERS.   No  temporary  or  permanent
Governmental Order shall be in effect that prohibits or makes unlawful consummation of the transactions contemplated hereby.

         8.5 LEGAL OPINION. Simpson Investment shall cause Buyer to, and Buyer shall, have delivered the written legal opinion of Lane Powell Spears Lubersky or the in-house legal counsel for Buyer, dated as of the Closing Date, in the form of Exhibit 8.5.

         8.6 JOINT CONDITIONS. Each condition specified in aRTICLE viii of the Sansome Purchase Agreement, all of which are incorporated herein by this reference, shall have been satisfied or waived by Louisiana-Pacific.

         8.7 NOTE. The form of Note and related documentation pursuant to Note Arrangement #1 shall be reasonably satisfactory to Louisiana-Pacific.

         8.8 INDEMNITY OBLIGATION. Louisiana-Pacific, LPS Corporation and the Subsidiaries shall have determined that they do not have an aggregate indemnity obligation under this Agreement, the Ancillary Agreements and the Sansome Purchase Agreement and its Ancillary Agreements, in excess of $10,000,000.

         8.9 INSTALLMENT SALE TREATMENT. Louisiana-Pacific shall have determined in the exercise of its reasonable judgment that the sale of the Note Assets will qualify for tax deferred installment treatment as provided by Section 453 of the Code and would not be subject to the provisions of Section 453A of the Code.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa Inc. in
Article IV and of Buyer and Simpson Investment in Article V (and as restated in the Officer's Certificates delivered pursuant to subsections 3.2(f) or 3.3(f) shall survive for a period of two years from the Closing. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

         9.2 INDEMNIFICATION BY LOUISIANA-PACIFIC. Except as otherwise limited by this Agreement, so long as Buyer shall have validly tendered to Louisiana-Pacific at the Closing each of the deliverables specified in Section
3.3 and the Closing has occurred, Louisiana-Pacific, LPS Corporation, Redwood, LLC and Samoa, Inc. shall indemnify, defend and hold harmless Buyer, Simpson Investment and their Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter a "Buyer Loss") arising out of or resulting from:

         (a) the inaccuracy of any representation or warranty of Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc. set forth in
Article V; provided that solely for purposes of this subsection 9.2(a), the accuracy of such representations and warranties shall be determined without giving effect to any limitations that are based on a Material Adverse Effect;

         (b)   any   other   breach   or   violation   of  this   Agreement   by
Louisiana-Pacific; and

         (c) any Retained Liability; provided, however, that for purposes of this subsection 9.2(c), Retained Liabilities shall not include any liabilities or obligations of Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc. arising under or pursuant to Environmental Laws or Environmental Permits.

Any such payment shall be made in cash and treated by the parties hereto as an adjustment of the Purchase Price.

         9.3 INDEMNIFICATION BY BUYER. Except as otherwise limited by this Agreement, Buyer, Simpson Investment and Simpson Samoa Company shall, and shall cause their Affiliates to, indemnify, defend and hold harmless Louisiana-Pacific and its Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Louisiana-Pacific Indemnified Parties") from and against, and pay or reimburse the Louisiana-Pacific
Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter a "Louisiana-Pacific Loss") arising out of or resulting from:

         (a) the inaccuracy of any representation or warranty of Buyer and Simpson Investment set forth in Article V or as restated in the Officer's Certificate delivered pursuant to subsection 3.2(f); provided that solely for purposes of this subsection 9.3(a), the accuracy of such representations and warranties shall be determined (i) without giving effect to any limitations that are based on a Material Adverse Effect or (ii) without regard to any disclosures by Buyer to Louisiana-Pacific pursuant to subsection 6.7(a) of this Agreement or to any disclosures by Louisiana-Pacific to Buyer pursuant to Section 6.10 of this Agreement (other than as to matters for which Buyer shall have been deemed to have waived its right to indemnification pursuant to the last sentence of
Section 6.10 and other than matters that constitute Assumed Liabilities pursuant to subsection 2.5(f) of this Agreement;

         (b) any other breach or violation of this Agreement by Buyer or Simpson Investment;

         (c) any Assumed Liability; and

         (d) Buyer's or Simpson Investment's or Simpson Samoa Company's hiring practices and decisions relating to Business Employees followed or effected before, on or after the Closing Date (including its fitness and drug/alcohol screening program) all only to the extent such hiring practices are in violation of applicable laws or the terms of this Agreement.

Any such payment shall be made in cash and treated by the parties hereto as an adjustment of the Purchase Price.

         9.4 GENERAL INDEMNIFICATION PROVISIONS

         (a) For the purposes of this Section 9.4 and Section 9.5: the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of
Section 9.2 or 9.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Louisiana-Pacific Losses or Buyer Losses, as the case may be.

         (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (regardless of whether a claim for indemnification otherwise would be prohibited by subsection 9.5(a)), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of an Indemnitor under this Article IX with respect to Losses arising from claims of any third Person that are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor notice of such Third Party Claim. Such notice shall be given and the Indemnitor shall have the right to defend such Third Party Claim (as set forth below) even if indemnification of the Indemnitee with respect thereto otherwise would be prohibited by subsection 9.5(a). If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnitee within 60 calendar days of the receipt of notice of such Third Party Claim from the Indemnitee of its intention to do so. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnitee) and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee. No Third Party Claim that is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

         9.5 LIMITATIONS ON INDEMNIFICATION

         (a) No claim or claims may be made against an Indemnitor for indemnification pursuant to either subsection 9.2(a) or subsection 9.3(a), as the case may be, unless the Losses of the Indemnitees with respect to such clauses shall exceed $1,000,000 in the aggregate (the "Deductible"), in which case the Indemnitor shall be obligated to the Indemnitee only for the amount of the Loss in excess of the Deductible.

         (b) In addition to the  provisions  and  limitations as provided in (i)
Section 9.1 with respect to the period of survival of representations and warranties and (ii) subsection 9.5(a) with respect to dollar amounts of Losses for which indemnification for breaches of representations and warranties is not available, no Indemnitor shall be liable for any Louisiana-Pacific Loss or Buyer Loss, as the case may be, to the extent such Louisiana-Pacific Losses (in the aggregate) or Buyer Losses (in the aggregate) relate to breaches of representations and warranties contained in Article IV or Aarticle V, as the case may be, and exceed an amount equal to $25,000,000 in excess of the Deductible (in addition to amounts available separately for environmental indemnification under the Environmental Agreement).

         (c) In addition, the Liability of any Indemnitor with respect to any Losses shall be determined on a basis that is net of the amount of any such Losses covered by insurance. Without limiting the generality of the foregoing, any claim made by Buyer arising out of or resulting from an alleged breach of any representation or warranty of Louisiana-Pacific, LPS Corporation, Redwood, LLC or Samoa, Inc. set forth in Section 4.8 shall be tendered first to the Title Company for recovery of any Buyer Losses.

         (d) Notwithstanding any provision of this Agreement to the contrary, all claims for indemnification hereunder or otherwise by Buyer with respect to Buyer Losses arising out of or resulting from (i) the application of, or compliance with, any Environmental Law or Environmental Permit or (ii) the presence or Releases of any Hazardous Material in the fixtures, soils, groundwater, surface water or air, or on under or about, or emanating from, any of the properties or assets of Louisiana-Pacific, LPS Corporation or the Subsidiaries, shall be exclusively governed by the terms of the Environmental Agreement.

         9.6 WAIVER AND RELEASE. Except as provided in this Agreement or in the Environmental Agreement, Buyer, on behalf of itself and any Buyer Indemnified Party, hereby forever waives, relieves, releases and discharges the Louisiana-Pacific Indemnified Parties and their successors and assigns from any and all rights, Liabilities, Actions (including future Actions) and Buyer
Losses, whether known or unknown at the Closing Date, which any Buyer Indemnified Party has or incurs, or may in the future have or incur, arising out of or related to (a) the physical, environmental, economic or legal condition of the properties and assets currently or formerly used in the Business or operated, owned, leased, controlled, possessed, occupied or maintained by LPS Corporation, the Subsidiaries or Louisiana-Pacific and related to the Business or (b) any Assumed Liability, provided, that such waiver and release shall not apply with respect to acts or omissions of the Louisiana-Pacific Indemnified Parties after the Closing Date.

                                    ARTICLE X
                                  TAX MATTERS

         10.1 ALLOCATION OF PURCHASE PRICE. For income tax purposes, the parties shall treat the prepaid rent for the assets subject to the Lease as an amount paid for the purchase of such assets. Such amount together with the Purchase Price shall be allocated among the Humboldt-Trinity-Samoa Assets in accordance with Schedule 10.1. For income tax purposes, the parties shall treat the Note as the consideration for the Note Assets. The parties shall complete IRS Form 8594 consistent with the foregoing allocations and shall furnish each other with a copy of such form prepared in draft form within 60 days prior to the filing due date for such form. Within 60 days after the Closing Date, Redwood, LLC shall submit to Buyer detailed allocation schedules that are in all respects consistent with Schedule 10.1. No party shall file any Tax Return or take a position with any Governmental Body that is inconsistent with the foregoing allocations, unless Buyer has received an opinion of counsel (copy to
Louisiana-Pacific) concluding that there is no reasonable basis for such position.

         10.2 CERTAIN TAXES.

         (a) Except to the extent reflected in the adjustment to the Purchase Price pursuant to subsection 2.7(d), all real property Taxes, personal property Taxes and similar ad valorem obligations that are due or become due without acceleration with respect to the Purchased Assets or the Business for tax periods within which the Closing Date occurs (collectively, the "Apportioned Obligations") shall be apportioned between Redwood, LLC, Samoa, Inc. and Buyer as of the Closing Date based on the number of days in any such period falling on or before the Closing Date, on the one hand, and after the Closing Date, on the other hand (it being understood that Buyer is responsible for the portion of each such Apportioned Obligation attributable to the number of days after the Closing Date in the relevant tax period, which is July 1 through June 30). Each party shall cooperate in assuring that Apportioned Obligations that are due and payable on or prior to the Closing Date are billed directly to and paid by Redwood, LLC and Samoa, Inc., and that Apportioned Obligations that are due and payable after the Closing Date shall be billed directly to and paid by Buyer. In the event that any refund, rebate or similar payment is received by Buyer, Samoa, Inc. or Redwood, LLC for any real property Taxes, personal property Taxes or similar ad valorem obligations that are Apportioned Obligations and which payment pertains to the tax period in which the Closing Date falls, such payment shall be apportioned between Redwood, LLC, Samoa, Inc. and Buyer on the basis of each party's respective ownership of the taxed asset during the applicable tax period. In the event that it is determined subsequent to the Closing Date that additional real property Taxes, personal property Taxes or similar ad valorem obligations that are Apportioned Obligations are required to be paid for the applicable tax period in which the Closing Date falls, such additional taxes will be apportioned between Redwood, LLC, Samoa, Inc. and Buyer on the basis of each party's respective ownership of the taxed asset during the applicable tax period.

         (b) Louisiana-Pacific shall pay and indemnify, defend, protect and hold harmless Buyer on an after-Tax basis from and against any Taxes imposed upon Buyer or on the Business, the Samoa Leased Assets or the Purchased Assets as a result of any inaccuracy in the representation contained in Section 4.12 or Buyer being a transferee of the Business, the Purchased Assets or the Samoa Leased Assets and only to the extent that such Taxes are attributable to a period on or before or simultaneous with the Closing (other than Taxes expressly borne by Buyer pursuant to Section 13.1).

         (c) Notwithstanding any other provision contained in this Agreement (including Section 9.5), any obligation arising out of this Section 10.2 shall survive until expiration of the applicable statute of limitations for any such Tax obligations.

         10.3 BUYER'S COOPERATION IN A SECTION 1031 EXCHANGE. If so requested by Louisiana-Pacific or Redwood, LLC, Buyer agrees to cooperate with Louisiana-Pacific and Redwood, LLC in any manner reasonably necessary to complete an exchange under Section 1031 of the Code and any state and local counterpart provision with respect to the Purchased Assets at no additional cost or liability to Buyer; provided, that Louisiana-Pacific or Redwood, LLC also elects to have the Purchase Price paid in cash pursuant to Section 2.7(f) and reimburse Buyer for any placement fee obligation that it has previously incurred or paid for a Note Arrangement, in each case, to the extent the Note Arrangement is no longer necessary.

                                   ARTICLE XI
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         11.1 EMPLOYMENT. As of the Agreement Date, Louisiana-Pacific shall provide Buyer reasonable access to the Business and the Business Employees in order for Buyer to evaluate its hiring needs and inform the Business Employees of its hiring practices, provided that (i) Buyer shall not unreasonably interfere with Louisiana-Pacific's operation of the business, (ii) all written communications to Business Employees by Buyer shall be subject to Louisiana-Pacific's advance approval, (iii) Louisiana-Pacific shall have the right to designate a representative(s) to be present at any meeting between Buyer and any Business Employee and (iv) Buyer shall comply with all applicable employment and other laws in connection with interviews, discussions and hiring practices. During the period between the Agreement Date and Closing, Buyer shall accept applications from any and all Business Employees who choose to apply, and shall ensure that any such Business Employee whose application is considered shall have consented in writing to Buyer's communication to Louisiana-Pacific of the results of any drug/alcohol screening administered by Buyer as part of the application process. Buyer shall evaluate such applications, and shall make offers of employment to those Business Employees whose application is acceptable to Buyer and for whom Buyer has an employment need. Each such offer shall be at a base rate of compensation not less than 85% of the base rate of compensation paid to each such Business Employee by Louisiana-Pacific as reflected on Disclosure Schedule Section 4.11, and shall be conditioned on the Business Employee satisfying Buyer's pre-employment requirements for fitness and drug/alcohol screening. Buyer shall retract offers made to Business Employees who do not satisfy Buyer's pre-employment requirements, without notifying Louisiana-Pacific of the retraction or the reason for such retraction, unless such reason is the Business Employee's failure to pass Buyer's drug/alcohol screening. Ten days prior to Closing, Buyer shall notify Louisiana-Pacific of the names of each Business
Employee  to  whom  a  final  offer  of  employment  is  made  (the  "Designated
Employees"). Each Designated Employee who accepts Buyer's offer of employment and becomes an employee of Buyer at Closing shall be referred to herein as a "Hired Employee."

         11.2 SEVERANCE REIMBURSEMENT. In connection with this transaction, Louisiana-Pacific shall amend its Facility Closure Policy (or, at its option, shall establish a new facility closure or similar policy) to extend application of its terms to Hired Employees who are terminated by Buyer within 120 days after Closing for reasons other than good cause. Buyer shall reimburse Louisiana-Pacific for 50% of any sums, within 15 days of notification to Buyer, paid by Louisiana-Pacific greater than $250,000 and less than $1,350,000 for severance payments or benefit continuation for retiree health, retiree life and Accidental Death and Dismemberment benefits ("Benefit Continuation") under Louisiana-Pacific's Facility Closure Policy to Business Employees arising as a result of the termination of such Business Employees' employment with Louisiana-Pacific in connection with the transaction contemplated by this Agreement, or with Buyer during the 120-day period following the Closing; and 100% of any sums paid by Louisiana-Pacific in excess of $1,350,000 for severance payments or Benefit Continuation under Louisiana-Pacific's Facility Closure
Policy to Business Employees arising as a result of the termination of such Business Employees' employment with Louisiana-Pacific in connection with the transaction contemplated by this Agreement, or with Buyer during the 120-day period following the Closing; provided, that the total maximum amount that Buyer is obligated under this Agreement to reimburse Louisiana-Pacific for sums paid by Louisiana-Pacific for retiree health benefit continuation is $65,000 in the aggregate.

         11.3 SERVICE RECOGNITION. For each Hired Employee, Buyer shall recognize the years of service such Hired Employee had with Louisiana-Pacific, as disclosed in Disclosure Schedule Section 4.11 ("Louisiana-Pacific Service"), for certain specific purposes only, as follows: a) for accrual of vacation and sick leave under the terms of Buyer's vacation and sick leave policies, if any,
b) for eligibility and vesting purposes only (but not for benefit accrual) under Buyer's qualified pension and 401(k) plans, c) for enrollment and participation in Buyer's health and welfare plans other than Buyer's retiree medical, retiree life insurance and severance plans, and d) after 120 days following Closing for eligibility under Buyer's severance plan. The service recognition detailed herein shall continue in effect as long as a Hired Employee is employed by Buyer in a salaried or non-union hourly position. Any Hired Employee hired by Buyer for a union position or transferred by Buyer into a union position shall have Louisiana-Pacific Service recognized by Buyer for the purposes detailed herein only if such recognition is bargained with and accepted by the applicable union.

         11.3 ACCRUED AND UNUSED VACATION. At Closing, or as soon as practical thereafter, Louisiana-Pacific shall cash out each Hired Employee's accrued and unused vacation by paying to each a sum equal to the liability of Louisiana-Pacific for the days or hours of accrued and unused vacation of such Hired Employee.

         11.5 CROSS-INDEMNITY FOR CERTAIN WORKERS' COMPENSATION CLAIMS. Notwithstanding anything to the contrary in this Agreement, except for breaches of representations and warranties under Article IV, the rights and obligations of Louisiana-Pacific and Buyer, as between each other, with respect to claims by Hired Employees based on occupational injury, illness or death, before and/or after the Closing Date ("Workers' Compensation Claims") shall be governed by this Section 11.5 and not the general indemnification provisions of Article IX. As between themselves, without conferring any benefit on third persons: (i) Louisiana-Pacific shall indemnify, defend, and hold Buyer harmless against any Workers' Compensation Claims that are incurred by Hired Employees prior to the Closing Date or that relate to injuries incurred by Hired Employees prior to the Closing Date; (ii) Buyer shall indemnify, defend, and hold Louisiana-Pacific harmless against any Workers' Compensation Claims that are incurred by Hired Employees on or after the Closing Date or that relate to injuries incurred by Hired Employees on or after the Closing Date; and (iii) notwithstanding clauses
(i) and (ii): with respect to any Workers' Compensation Claims that arise out of continuing work place exposures both before and after the Closing Date (a) the respective liabilities of Louisiana-Pacific and Buyer shall be apportioned in accordance with the clear and convincing evidence that such Workers' Compensation Claim was caused before and after Closing Date respectively, and
(b) to the extent that there is not clear and convincing evidence to apportion the respective liabilities of Louisiana-Pacific and Buyer to periods before and after the Closing Date in accordance with clause (a): (I) Louisiana-Pacific shall indemnify, defend and hold Buyer harmless against Louisiana-Pacific's Formula Percentage (as defined below) of such Workers' Compensation claims and
(II) Buyer shall indemnify, defend and hold Louisiana-Pacific harmless against Buyer's Formula Percentage of such Workers' Compensation Claims. As used in this
Section 11.5, "Formula Percentage" means a percentage calculated for any Workers' Compensation Claim by dividing the number of years (rounded to the nearest whole year) of employment in the "relevant activity" (as hereinafter defined) by the claimant with the indemnitor under this Section 11.5 by the total number of years (rounded to the nearest whole year) of employment in the "relevant activity" by the claimant with both Buyer and Louisiana-Pacific. As used in this Section 11.5, the term "relevant activity" means the activity that caused the occupational injury, illness or death upon which the Workers' Compensation Claim is based. Louisiana-Pacific and Buyer hereby mutually waive as to each other all rights of subrogation based on payments to workers hereunder and all rights of employer immunity or limitation of liability based on federal, state or local laws.

         11.6 VESTING IN LOUISIANA-PACIFIC'S ESOT. Louisiana-Pacific shall cause its Employee Stock Ownership Trust to recognize each Hired Employee to be fully vested in his or her account balance in such Plan as of Closing.

         11.7 WARN ACT. Buyer shall be responsible for all Liabilities, if any, under the Worker Adjustment and Retraining Notification Act (the "WARN Act"), including any obligations to provide notices, payments or benefits required under the WARN Act and any Liabilities for penalties resulting from violation of any requirement of the WARN Act, which arise in connection with the transactions contemplated by this Agreement as a result of the actions or inactions of Buyer after the Closing Date. Louisiana-Pacific shall be responsible for all Liabilities, if any, under the WARN Act, including any obligations to provide notices, payments or benefits required under the WARN Act and any Liabilities for penalties resulting from violation of any requirement of the WARN Act which arise in connection with the transactions contemplated by this Agreement as a result of the actions or inactions of Louisiana-Pacific on or prior to the Closing Date.

         11.8 EMPLOYEE TRANSITION ADMINISTRATION. Within 21 days following the date of this Agreement, Louisiana-Pacific shall provide to Buyer all employee data reasonably necessary to allow Buyer to establish payroll and other employee benefit systems in advance of its hiring of any Business Employees pursuant to this Agreement. In the event that the Closing occurs sooner than 60 days from the Agreement Date, and Buyer has not established such employee benefit systems, Louisiana-Pacific shall cooperate with Buyer to provide transition payroll services to Hired Employees for such reasonable time (not to exceed the number of days by which the Closing has occurred sooner than 60 days from the Agreement
Date) as it takes Buyer to finalize such arrangements for which Buyer shall reimburse Louisiana-Pacific, within 15 days after notification to Buyer, the reasonable cost of such transition services. In addition, Louisiana-Pacific and Simpson Investment shall cause Buyer to, and Buyer shall, each make its appropriate employees and reasonable information available to the other at such reasonable times prior to and after the Closing Date as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting their employees.

                                   ARTICLE XII
                                   TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual written consent of Buyer and Louisiana-Pacific; or

         (b) by either Buyer or Louisiana-Pacific, if the Closing shall not have occurred by July 15, 1998 (the "Deadline Date") (provided that the Deadline Date shall be extended to August 15, 1998 if either of the conditions set forth in Sections 7.3 or 7.4 shall not have been satisfied by July 15, 1998, or if Louisiana-Pacific makes the election under Section 2.9); provided, however, that the right to terminate this Agreement pursuant to this subsection shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

         (c) by Buyer, pursuant to Sections 7.5 or 6.10, or upon the breach of any of the representations and warranties of Louisiana-Pacific contained herein or in the Environmental

Agreement or the failure by Louisiana-Pacific to perform and comply with any of the agreements and obligations required by this Agreement or the Environmental Agreement to be performed or complied with by Louisiana-Pacific, provided that such breach or failure is reasonably likely to result in a Material Adverse Effect and is not cured within 20 days of Louisiana-Pacific's receipt of a written notice from Buyer that such a breach or failure has occurred; or

         (d) by Louisiana-Pacific, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or upon the breach in any material respect of any of the representations of Sansome contained in the Sansome Purchase Agreement, or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement or the Environmental Agreement to be performed or complied with by Buyer, or the failure of Sansome to perform and comply in any material respect with any of the agreements and obligations required by the Sansome Purchase Agreement to be performed or complied with by Sansome, provided that any such breach or failure is not cured within 20 days of Buyer's or
Sansome's, as the case may be, receipt of a written notice from Louisiana-Pacific that such a breach or failure has occurred.

         12.2 WRITTEN NOTE.  In order to terminate  this  Agreement  pursuant to
Section 12.1, the party so acting shall give written notice of such termination to the other party, specifying the grounds thereof.

         12.3 EFFECYT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 12.1, this Agreement (other than Sections 2.10, 6.8 and 13.1, which shall survive the termination hereof) shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, shareholders or agents in respect thereof. The Confidentiality Agreement shall continue in full force and effect notwithstanding the termination of this Agreement for any reason.

         12.4 CURE RIGHT. Notwithstanding anything to the contrary contained in this Agreement, in the event of any breach of Louisiana-Pacific's, LPS Corporation's, Redwood, LLC's or Samoa, Inc.'s representations, warranties or covenants (set forth herein or in any Ancillary Agreement) or in the event of any notice of termination given pursuant to Sections 7.5 or 6.10 prior to the Closing, Louisiana-Pacific, at its sole discretion, shall have 20 days to cure such breach or agree in writing to reimburse Buyer for any actual and reasonable costs associated with such breach or matters resulting in such termination notice promptly payable at the time such costs are incurred; if Louisiana-Pacific does so cure or offer to reimburse Buyer, Buyer shall have no rights to terminate this Agreement or have any further claims against Louisiana-Pacific or its Affiliates with respect to such breach or matters resulting in such termination notice. In such events, Buyer shall have the right to delay the Closing up to 30 days from the date of such cure or agreement to reimburse.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         13.1 EXPENSES, TAXES, ETC. Except as otherwise provided herein, each party will pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all sales, use, documentary, stamp andexcise Taxes and all transfer, filing, escrow, notary, title insurance premiums and endorsements, recordation and similar Taxes and fees (including all real estate transfer Taxes and conveyance and recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne 50% by Buyer and 50% by Redwood, LLC; provided further that all such fees and expenses incurred by Louisiana-Pacific or LPS Corporation in connection with the transfer of assets to Redwood, LLC prior to the Agreement Date shall be borne solely by Louisiana-Pacific or LPS Corporation, and any Tax refunds in respect of such transfers shall inure solely to the benefit of Louisiana-Pacific or LPS Corporation.

         13.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

         (a)  if  to  Louisiana-Pacific,   Redwood,  LLC,  Samoa,  Inc.  or  LPS
Corporation:

              111 S.W. Fifth Avenue
              U.S. Bancorp Tower
              Portland, Oregon  97204
              Attention: Mark A. Suwyn
              Facsimile No.:  (503) 796-0322
              Telephone No.:  (503) 221-0800

              with a copy to:

              Louisiana-Pacific Corporation
              111 S.W. Fifth Avenue
              U.S. Bancorp Tower
              Portland, Oregon  97204
              Attention: Office of General Counsel
              Facsimile No.:  (503) 796-0105
              Telephone No.:  (503) 796-0302

         and an additional copy to:

              Orrick, Herrington & Sutcliffe LLP
              Old Federal Reserve Bank Building
              400 Sansome Street
              San Francisco, California 94111
              Attention: Richard D. Harroch, Esq.
                         Lowell D. Ness, Esq.
              Facsimile No.:  (415) 773-5759
              Telephone No.:  (415) 392-1122

         (b) if to Buyer:

              Simpson Timber Company
              1201 Third Avenue, Suite 4900
              Seattle, Washington 98101-3045
              Attention:  President
              Facsimile No.: (206) 224-5060
              Telephone No.: (206) 224-5000

         with a copy to:

              Simpson Timber Company
              1201 Third Avenue, Suite 4900
              Seattle, Washington  98101-3045
              Attention:  Legal Department
              Facsimile No.: (206) 224-5059
              Telephone No.: (206) 224-5000

         13.3 DISCLOSURE SCHEDULE. The Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of the Disclosure Schedule shall, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to that other section or subsection of the Disclosure Schedule whether or not any explicit cross-reference appears therein. Disclosure of any matter in the Disclosure Schedule shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of Liability or facts supporting Liability.

         13.4 INTERPRETATION

         (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

         (b) Any references in this Agreement to the "best knowledge" or "knowledge" of Louisiana-Pacific or to matters "known" to Louisiana-Pacific, shall mean the actual knowledge without inquiry or investigation (other than reviewing this Agreement) of only the Persons listed on Schedule 13.4(b)-1. Any references in this Agreement to the "best knowledge" or "knowledge" of Buyer shall mean the actual knowledge without inquiry or investigation

(other than reviewing this Agreement) of only the Persons listed on Schedule 13.4(b)-2. Anything herein to the contrary notwithstanding, no Person listed on any of such schedules shall have any personal Liability with respect to any of the matters set forth in this Agreement or any representation or warranty herein being or becoming untrue, inaccurate or incomplete.

         13.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

         13.6 ASSIGNMENT. Between the Agreement Date and the Closing Date, no party hereto shall assign this Agreement by operation of law or otherwise without the prior written consent of the other parties hereto unless the assignor, together with the assignee, remains liable hereunder. The sale of more than 50% of the stock or ownership interest in Buyer or Louisiana-Pacific prior to the Closing Date shall constitute an assignment of this Agreement for purposes of this Section. Any attempted assignment in violation of this Section shall be deemed null and void.

         13.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         13.8 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties hereto.

         13.9 NO OTHER REMEDIES

(a) Any and all remedies herein expressly conferred upon a party hereby are deemed exclusive of any other remedy conferred hereby or by law or equity on such party; provided, however, that any party hereto shall have the right to seek specific performance of the obligations of another party hereto under this Agreement if all of the conditions to the obligations of such party seeking specific performance set forth in Article VII or Article VIII, as the case may be, have been satisfied. In particular, except as provided in Sections 2.10 and 6.5, the remedies provided by Article IX for Losses shall be exclusive of any other rights or remedies available to a party against another party, either at law or in equity, in relation to any breach, default or nonperformance of any representation, warranty, covenant, agreement or undertaking made or entered into by such other party pursuant to this Agreement, any agreement executed pursuant to this Agreement or the transactions contemplated hereby. Notwithstanding any provision hereof or of the Ancillary Agreements, no party hereto shall be liable hereunder or under the Ancillary Agreements to any Buyer Indemnified Party or Louisiana-Pacific Indemnified Party for any incidental or consequential damages, or loss of profits, or opportunities, or any exemplary or punitive damages, regardless of the circumstances from which such damages arose.

         (b) No Action for termination or rescission, or claiming repudiation, of this Agreement or any agreement executed pursuant to this Agreement may be brought or maintained by any party against another party following the Closing Date no matter how severe, grave or fundamental any such breach, default or nonperformance may be by one party, except in the event of actual fraud in a material respect. Accordingly, the parties hereby expressly waive and forego any and all rights they may possess to bring any such Action.

         (c) With regard to Section  2.10,  Section  9.6,  this Section 13.9 and
Section 13.13, each party hereto acknowledges that it has read and is familiar with, and hereby waives the benefit of, the provisions of California Civil Code
Section 1542, which is set forth below:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         13.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         13.11 MUTUAL DRAFTING. This Agreement is the product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto.

         13.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to its choice of law principles).

         13.13 JURISDICTION; WAIVER OF JURY TRIAL. Subject to the arbitration provisions set forth in Schedule 2.7(d), the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in San Francisco, California for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties shall not commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail shall be effective service of process for any action, suit or proceeding in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of California or the United States of America located in San Francisco, California, and hereby further irrevocably and unconditionally waive and agree not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has

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been brought in an inconvenient  forum.  The parties hereby further  irrevocably and unconditionally waive any right to a jury trial in any such court.

         13.14 INTEREST. At such time as it shall have been conclusively determined that one party owes a sum certain of money to another party hereunder (other than pursuant to Sections 9.2 or 9.3), the obligated party shall pay interest on the amount due from the date determined due until the date paid, at a floating rate equal to the prime rate of Bank of America, NT & SA, as publicly announced and in force from time to time.

         13.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

         13.16 ENTIRE AGREEMENT. This Agreement, together with all schedules and exhibits hereto and the Disclosure Schedule, and the documents and instruments and other agreements among the parties delivered at the Closing pursuant to
Article III, including the Ancillary Agreements, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral (including, in particular, the Confidential Information Memorandum prepared by SBC Warburg Dillon Read Inc. which has been superseded by Buyer's subsequent due diligence), other than the Confidentiality Agreement, with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION,             SIMPSON TIMBER COMPANY,
    a Delaware corporation                     a Washington corporation


By: /s/ Curtis M. Stevens                  By: /s/ Charles F. Pollnou
    Name:  Curtis M. Stevens                   Name:  Charles F. Pollnou, Jr.
    Title:  Vice President, Treasurer          Title: Vice President and Chief
              & Chief Financial Officer                  Financial Officer

LPS CORPORATION,                           SIMPSON INVESTMENT COMPANY,
    a Delaware corporation                     a Washington corporation


By: /s/ Curtis M. Stevens                   By: /s/ Charles F. Pollnou
    Name: Curtis M. Stevens                     Name: Charles F. Pollnou, Jr.
    Title:  Treasurer                           Title:  Vice President and Chief
                                                           Financial Officer
L-P REDWOOD, LLC,
    a Delaware limited liability company


By: /s/ Curtis M. Stevens
    Name:  Curtis M. Stevens
    Title:  Treasurer

LOUISIANA-PACIFIC SAMOA, INC.,
    an Oregon corporation


By: /s/ Curtis M. Stevens
    Name:  Curtis M. Stevens
    Title:  Treasurer